Exhibit 10.1

MASTER LEASE,

DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,
  SECURITY AGREEMENT AND FIXTURE FILING

	TABLE OF CONTENTS

		Page

ARTICLE I.		2
1.1	Definitions; Interpretation	2

ARTICLE 2.		2
2.1	Acceptance and Lease of Property	2
2.2	Acceptance Procedure	2
2.3	Lease Term	2
2.4	Title

ARTICLE 3.
3.1	Rent	2
3.2	Payment of Basic Rent	3
3.3	Supplemental Rent	3
3.4	Method of Payment	3

ARTICLE 4.		4
4.1	Utility Charges	4

ARTICLE 5.		4
5.1	Quiet Enjoyment	4

ARTICLE 6.		4
6.1	Net Lease	4
6.2	No Termination or Abatement	5

ARTICLE 7		5
7.1	Ownership of the Property	5
7.2	Grant of Lien	6

ARTICLE 8.		10
8.1	Condition of the Property	10
8.2	Possession and Use of the Property	10

ARTICLE 9.		10
9.1	Compliance with Requirements of Law and Insurance Requirements	10

ARTICLE 10.		11
10.1	Maintenance and Repair; Return	11

ARTICLE 11.		11
11.1	Modifications, Substitutions and Replacements	11

ARTICLE 12.		12
12.1	Warranty of Title	12
12.2	Grants and Releases of Easements	12

ARTICLE 13.		13
13.1	Permitted Contests Other Than in Respect of Indemnities	13

ARTICLE 14.		14
14.1	Public Liability and Workers' Compensation Insurance	14
14.2	Hazard and Other Insurance	14
14.3	Coverage	15
14.4	Indemnification	16

ARTICLE 15.		17
15.1	Casualty and Condemnation	17
15.2	Environmental Matters	18
15.3	Notice of Environmental Matters	19
15.4	Accelerated Purchase of Property	19

ARTICLE 16.		22
16.1	Termination upon Certain Events	22
16.2	Early Termination Procedures	22
16.3	Termination by Lessor upon Certain Events	22

ARTICLE 17.		23
17.1	Accelerated Purchase Events	23
17.2	Remedies	25
17.3	Waiver of Certain Rights	28
17.4	Power of Sale and Foreclosure	29
17.5	Remedies Cumulative	29
17.6	Lessee's Right to Direct Application of Cash Collateral or Letter of Credit Proceeds and to Cure	30

ARTICLE 18.		31
18.1	Lessor's Right to Cure Breaches by Lessee	31
18.2	Duty of Lessor	31
18.3	Powers of Lessor	31
18.4	Powers Coupled With an Interest	31
18.5	Trustee	31
18.6	Filing of Financing Statements	32
18.7	Lessee's Waiver of Rights	32
18.8	Multiple Security	32
18.9	Partial Release; Full Release	33
18.10	Certain Rights of Lessor	33

ARTICLE 19.		34
19.1	Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase Option or Obligation and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events	34

ARTICLE 20.		35
20.1	Purchase Option	35
20.2	Expiration Date Purchase Obligation	35
20.3	Acceleration of Purchase Obligation	35
20.4	Cash Collateral	36
20.5	Letters of Credit	36
20.6	Partial Purchase Option Exercisable After Subdivision	36

ARTICLE 21.		38
21.1	Renewal	38

ARTICLE 22.		38
22.1	Option to Remarket	38
22.2	Certain Obligations Continue	41
22.3	Support Obligations	42

ARTICLE 23.		42
23.1	Holding Over	42

ARTICLE 24.		42
24.1	Risk of Loss	42

ARTICLE 25		43
25.1	Subletting and Assignment	43

ARTICLE 26.		43
26.1	Estoppel Certificates	43

ARTICLE 27.		44
27.1	Right to Inspect	44
27.2	No Waiver	44

ARTICLE 28.		44
28.1	Acceptance of Surrender	44

ARTICLE 29.		44
29.1	No Merger of Title	44

ARTICLE 30.		45
30.1	Notices	45

ARTICLE 31.		46
31.1	Miscellaneous	46
31.2	Amendments and Modifications	46
31.3	Successors and Assigns	46
31.4	Headings and Table of Contents	46
31.5	Counterparts	46
31.6	Governing Law	46
31.7	Limitations on Recourse	47
31.8	Original Executed Counterpart	47
31.9	Usury Savings Clause	47
31.10	Effect on Original Lease	48
31.11	Leasehold Deed of Trust	48

      THIS MASTER LEASE, DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (including all Lease Supplements from time to time executed and delivered, this "Lease"), is dated as of December 17, 2002, between SELCO SERVICE CORPORATION, an Ohio corporation, having its principal office at 66 South Pearl Street, Albany, New York 12207, as Lessor (the "Lessor"), and QUANTUM CORPORATION, a Delaware corporation, having a principal office at 501 Sycamore Drive, Milpitas, California 95035, as Lessee (the "Lessee").

WITNESSETH:

A.

WHEREAS, the Original Lessor previously transferred its interests in the Land Interest, Improvements, Fixtures and Equipment to Lessor and assigned to Lessor the Original Lessor's interests under the Master Lease, dated as of August 22, 1997 (the "Original Lease"), between the Original Lessor and Lessee;

B.

WHEREAS, the Original Lease was amended by that certain Amended and Restated Master Lease, dated as of July 12, 2000 (the "First Amended Lease"), by and between Lessor and Lessee at the time Lessor acquired the Original Lessor's interests in the Land Interest, Improvements, Fixtures and Equipment, and was further amended by that certain First Amendment to Amended and Restated Master Lease dated as of March 28, 2001;

C.

WHEREAS, pursuant to a Participation Agreement dated as of December 17, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Participation Agreement"), among Lessee, Lessor, KeyBank National Association, as Agent, and the Participants who are signatories thereto, the parties have agreed, subject to the terms and conditions thereof, to refinance the obligations under the existing First Amended Lease and Existing Financing (through a repayment in full of all loans and other obligations of Lessor outstanding thereunder and the making of the Refinancing Advance described in the Participation Agreement);

D.

WHEREAS, Lessor and Lessee have requested that the First Amended Lease (as amended, supplemented, restated or otherwise modified) be terminated and that Lessor and Lessee thereafter enter into this Lease upon the terms and subject to the conditions set forth herein; and

E.	WHEREAS, this Lease is superior to a deed of trust, dated as of December 17, 2002, in favor of Agent under the Participation Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall, as of the date hereof, read in its entirety as follows:

1.

ARTICLE 1.

1.1

Definitions; Interpretation.   Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 to this Lease; and the rules of interpretation set forth in Appendix 1 to this Lease shall apply to this Lease.

ARTICLE 2.

2.1

Acceptance and Lease of Property.  Effective as of the Effective Date, Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 6 of the Participation Agreement, hereby agrees to lease to Lessee hereunder for the Term (as defined in Section 2.3), Lessor's interest in the Property, and to lease to Lessee all Fixtures, Equipment and Improvements, and Lessee hereby agrees, expressly for the direct benefit of Lessor, to lease from Lessor for the Term, Lessor's interest in the Property, all Fixtures, Equipment and Improvements, and any buildings and other improvements, fixtures, and equipment which may be constructed or placed thereon at the expense of Lessor from time to time.

2.2	Acceptance Procedure.

	(a)	[Intentionally omitted]

(b)

Lessee hereby agrees that the execution and delivery by Lessee of a Lease Supplement in the form of Exhibit A hereto (appropriately completed) shall, without further act, constitute the irrevocable acceptance by Lessee of the Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Property (including the Improvements constructed thereon and any Fixtures and Equipment) shall be deemed to be included in the leasehold estate of this Lease.

	(c)	[Intentionally omitted]

2.3

Lease Term.  The term of this Lease (the "Term") shall begin on December 17, 2002 and shall end on December 17, 2007, unless the Term is renewed or earlier terminated in accordance with the provisions of this Lease.

2.4

Title.  The Property is leased to Lessee without any representation or warranty of title, condition of the Improvements or permitted uses, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Requirements of Law.  Lessee shall, in no event, have any recourse against Lessor for any defect in or exception to title to the Property, other than for any such defect or exception constituting a Lessor Lien.  Lessee expressly waives and releases Lessor from any common law or statutory covenant of quiet enjoyment, provided that Lessor shall be obligated to remove Lessor Liens.

2.

ARTICLE 3

3.1

Rent.  During the Term, Lessee shall pay Basic Rent on each Payment Date, and as required by Sections 15.4 and 22.1(i) in connection with Lessee's exercise of the Remarketing Option, and on any date on which this Lease shall terminate. In addition to the Basic Rent due on the first Payment Date, Lessee shall also pay $2,495,000 as the Initial Adjustment on the first Payment Date.

(a)

The Initial Adjustment and all Basic Rent (other than Basic Rent covered by Basic Rent Credits as provided in Section 3.8(c)(iii) of the Participation Agreement) shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to the Agent or in such other manner as the Agent shall from time to time direct.

(b)

Neither Lessee's inability or failure to take possession of all or any portion of the Property when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of the Property to Lessee on or before the Closing Date, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent for the Property from and after commencement of the Term.

3.2

Payment of Basic Rent. Basic Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount thereof for each month of the Term, without setoff, deduction or reduction, whether or not Lessee's quiet possession of the Property is disturbed, except as otherwise expressed herein and in Sections 8.3(c)(iii) and 13.5(e) of the Participation Agreement.

3.3

Supplemental Rent. Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent.  Lessee shall pay to Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Law, interest at the applicable Default Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid.  The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.  Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

3.4

Method of Payment. Each payment of Rent shall be made by Lessee to the Agent by 12:00 noon, San Francisco time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day or as otherwise required by the definition of the term "Interest Period" set forth in Appendix 1 hereto.  Payments initiated after 12:00 noon, San Francisco time shall be deemed received on the next succeeding Business Day.

3.

ARTICLE 4

4.1

Utility Charges.  Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Term.  Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee.  All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof, except that if Lessee retains possession of the Property after termination or expiration of this Lease, no such adjustment and proration shall be made.

ARTICLE 5.

5.1

Quiet Enjoyment.  Subject to the rights of Lessor contained in Section 17.2 and the other terms of this Lease and so long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the property for the Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the first day of the Term.

ARTICLE 6.

6.1

Net Lease. This Lease shall constitute a net lease.  It is the further express intent of Lessor and Lessee that the obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Supplemental Rent, and all other charges and sums payable by Lessee hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease.  Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of:  (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Requirements of Law, including any inability to occupy or use the Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including eviction; (iv) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Agent or any Participant; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, the Agent, any Participant, or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, the Agent, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that Lessee has or might have against any Person, including without limitation Lessor, any vendor, manufacturer, contractor of or for the Property, the Agent or any Participant; (viii) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease or against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by Lessee, Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof; or (xiii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing.  The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder or under any other Operative Documents and the obligations of Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

4.

6.2

No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, the Agent or any Participant, or any action with respect to this Lease or any Operative Document which may be taken by any trustee, receiver or liquidator of Lessor, the Agent or any Participant or by any court with respect to Lessor, the Agent or any Participant.  Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) except as otherwise provided in this Lease or the Participation Agreement with regard to withholding taxes, to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense (other than the defense of payment) with respect to any Rent.   Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease.  Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

ARTICLE 7.

7.1	Ownership of the Property.

(a)

It is the intent of the parties hereto that:  (i) this Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and (ii) for purposes of federal, state, and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is a financing arrangement and preserves ownership in the Property in Lessee.  Nevertheless, Lessee and Lessor acknowledge and agree that none of Lessee, the Agent, Lessor nor any Participant has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that they have obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as they deem appropriate.  Accordingly, and notwithstanding any provision of this Lease to the contrary, Lessor and Lessee agree and declare that:  (i) the transactions contemplated hereby are intended to have a dual, rather than a single, form; and (ii) all references in this Lease to the "lease" of the Property which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of Lessor and Lessee as to the true form of such arrangements.

5.

(b)

Anything to the contrary in the Operative Documents notwithstanding, Lessor and Lessee intend that with respect to the nature of the transactions evidenced by this Lease in the context of the exercise of remedies under the Operative Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Lessor, or any Participant or any enforcement or collection actions, as follows:  (i) the transactions evidenced by this Lease are loans made by Lessor and the Participants as unrelated third party lenders to Lessee secured by the Property, (ii) the obligations of Lessee under this Lease to pay Basic Rent and Supplemental Rent or Asset Termination Value in connection with a purchase of the Property pursuant to this Lease shall be treated as payments of interest on and principal of, respectively, loans from Lessor and the Participants to Lessee, and (iii) this Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Property and the collateral described in Section 7.2 to Lessor, the Agent and the Participants to secure the Lessee Obligations.

(c)

Specifically, without limiting the generality of anything contained in this Section 7.1, Lessor and Lessee further intend and agree that, for purposes of filing federal, state and local returns, reports and other statements relating to income or franchise taxes, or any other taxes imposed upon or measured by income, (i) Lessee shall be entitled to take any deduction, credit, allowance or other reporting position consistent with its status as owner of the Property; and (ii) neither Lessor nor the Participants shall take a position on their respective federal, state and local returns, reports and other statements relating to income or franchise taxes that is inconsistent with Lessee's status as owner of the Property, provided that Lessor and any Participant may take a position that is inconsistent with Lessee's status as owner of the Property if:  (x) there has been a change in law or regulation so requiring as supported by an opinion of counsel reasonably acceptable to Lessee that there is not substantial authority for such a consistent reporting position; or (y) (A) there has been an administrative or judicial holding that Lessee is not the owner of the Property for such tax purposes, (B) Lessee has no right to contest such holding pursuant to Section 13.5 of the Participation Agreement, and (C) Lessee's lack of right to contest is not the result of an Indemnitee's waiver of its right to indemnification pursuant to Section 13.5(f)(iii) of the Participation Agreement or failure of the amount at issue to exceed the minimum amount set forth in Section 13.5(f)(iv)(B) of the Participation Agreement.

7.2	Grant of Lien.

(a)

Specifically, without limiting the generality of Section 7.1, Lessor and Lessee further intend and agree that, for the purpose of securing payment of the principal sum of the Fifty Million Dollars ($50,000,000), together with interest thereon calculated at the rate provided in the Participation Agreement and all other Lessee Obligations, Lessee hereby grants, bargains, mortgages, conveys, sells, assigns and sets over to the Public Trustee of the County of El Paso, as trustee ("Trustee"), and its successors and assigns, for the benefit of Lessor, the Agent and the Participants, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION:

6.

(i)   all right, title and interest of Lessee in and to the Property (including the Land Interest, Improvements, Fixtures, Equipment, and Appurtenant Rights), together with the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Lessee of, in and to the same, including, without limitation, all credits, options, deposits, rights of first offer, rights of first refusal, extension rights and expansion rights relating thereto;

(ii) all right, title and interest of Lessee in and to the Land Interest and Improvements in any way hereafter belonging, relating or appertaining to the Property;

(iii)   all right, title and interest of Lessee in, to and under (i) all books and records, and (ii) all inventory, accounts, cash receipts, deposit accounts, accounts receivable, general intangibles, chattel paper (whether electronic or tangible), notes, drafts, letter of credit rights, supporting obligations, trade names, trademarks and service marks arising from or related or used in connection with the ownership, management, leasing, sale or operation of the Property;

(iv)   all right, title and interest of Lessee in and to (i) all refunds, awards, tax abatements, rebates, reserves, deferred payments, deposits, and payments of any kind payable by an Governmental Authority or any insurance or utility company  with respect to the Property, and (ii) all reserves, deferred payments, deposit accounts, refunds, cost savings and payments of any kind with respect to the Property or any part thereof; provided, however, that except during the continuation of any Lease Event of Default, Lessee may collect, apply and retain any of the foregoing in accordance with Section 7.2(e) below;

(v)   all right, title and interest of Lessee in and to all insurance policies (including title insurance policies) required to be maintained by Lessee pursuant to the Lease for loss of the Property, including the right to collect, receive and disburse to Lessee such proceeds in accordance with the Operative Documents; provided, however, that except during the continuation of any Lease Event of Default, Lessee may collect, apply and retain any of the foregoing in accordance with Section 7.2(e) below;

(vi)   all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other real property right therein; provided, however, that except during the continuation of any Lease Event of Default, Lessee may collect, apply and retain any of the foregoing in accordance with Section 7.2(e) below;

(vii)   all right, title and interest of Lessee in and to (i) all consents, licenses, building permits, certificates of occupancy and other governmental or quasi-governmental approvals relating to construction, completion, occupancy, use or operation of any of the Improvements or any other part of the Property and (ii) all plans and specifications relating to the ownership or leasing of the Improvements;

7.

(viii)   all right, title and interest in, to and under any leases, subleases or licenses of the Property, any license, concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Property or any part thereof for any purpose, in return for any payment, permit the extraction or taking of any gas, oil, water or other minerals from the Property or any part thereof in return for payment of any fee, rent or royalty, now or hereafter entered into by Lessee (collectively, the "Other Leases"), together with all estate, rights, title, interest, benefits, powers and privileges of Lessee, as lessor, under the Other Leases including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Other Leases (collectively, the "Other Lease Rents") and all estate, right, title and interest of Lessee thereunder, including all cash, securities or letters of credit delivered or deposited thereunder to secure performance by Lessee of its obligations thereunder; provided, however, that except during the continuation of any Lease Event of Default, Lessee may collect, apply and retain any of the foregoing in accordance with Section 7.2(e) below.

(ix) all proceeds, both cash and non-cash, of the foregoing.

(x)   (all of the foregoing property and rights and interests now owned or held or subsequently acquired by Lessee and described in the foregoing clauses (i) through (ix) are collectively referred to as the "Mortgaged Property.")  The grant provided hereby shall be deemed a deed of trust, security agreement and fixture filing pursuant to the laws of the State of Colorado governing deeds of trust and security agreements.

(b)

It also is the intention of the parties hereto that this Lease shall constitute a "Security Agreement" within the meaning of the UCC and grants a security interest in the Mortgaged Property which is subject to the UCC and described herein to Lessor and the Participants.  Lessee and Lessor agree, to the extent permitted by law, that this Lease upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-102 and 9-502 of the UCC.  Lessee's Federal Tax Identification Number is 94-2665054.

(c)

Notwithstanding any other provision hereof, Lessor shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Lessee or Lessor, unless Lessee shall make an express written election of said remedy under Section 9-620(b) of the UCC, or other Applicable Law.

(d)

Specifically, without limiting the generality of anything contained in Section 7, Lessor and Lessee further intend and agree that (i) the possession by Lessor or any of its agents of notes and such other items of Mortgaged Property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-334 of the UCC; and (ii) for any deposit account within the meaning of Section 9-102 of the UCC, the execution and delivery of an Account Control Agreement by the Depository Bank and Lessee in the form attached to the Participation Agreement, shall perfect a security interest in any such deposit account pursuant to that Section.  Lessor and Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in any item of the Mortgaged Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the Term.

8.

(e)

The assignment of Other Leases and Other Lease Rents is a present and absolute assignment, not an assignment for security purposes only, and Lessor’s right to the Other Leases and Other Lease Rents is not contingent upon, and may be exercised without possession of, the Property.

(i)   If no Lease Event of Default has occurred and is continuing, Lessee shall have a revocable license to collect and retain the Other Lease Rents as they become due and to collect, retain, use and apply the other Mortgaged Property in any manner not expressly prohibited by this Lease.  Upon the occurrence and during the continuance of any Lease Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Other Lease Rents and Mortgaged Property to the Lessee Obligations (with an associated reduction in the Asset Termination Value) pursuant to Section 17.2.3(f), without further notice to Lessee or any other Person and without taking possession of the Property.  All Other Lease Rents collected by Lessee during a Lease Event of Default shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor for so long as a Lease Event of Default shall exist.  Lessee hereby irrevocably authorizes and directs the sublessees under the Other Leases, without any need on their part to inquire as to whether a Lease Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Other Leases or for the performance of any of the sublessees’ undertakings under the Other Leases.  Collection of any Other Lease Rents or Mortgaged Property by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice, but such collected amounts shall be immediately deemed applied by Lessor to pay Lessee Obligations in such order as Lessor shall determine in accordance with the Operative Documents (with the associated reduction in the Asset Termination Value) on the date such sums are received by the Lessor.

(ii)   The foregoing irrevocable assignment shall not cause Lessor to be (A) a mortgagee in possession; (B) responsible or liable for (1) the control, care, management or repair of the Property or for performing any of Lessee’s obligations or duties under the Other Leases, (2) any waste committed on the Property by the sublessees under any of the Other Leases or by any other Persons, (3) any dangerous or defective condition of the Property, or (4) any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon Lessor any duty to produce rents or profits.  Lessor, in the absence of gross negligence or willful misconduct on its part, shall not be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Other Leases.

9.

ARTICLE 8

8.1

Condition of the Property.  LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH LESSOR WILL HOLD FEE TITLE TO THE PROPERTY, LESSEE IS SOLELY RESPONSIBLE FOR THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS.  LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR, THE AGENT OR ANY PARTICIPANT AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF.  NEITHER LESSOR, THE AGENT NOR ANY PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (INCLUDING BUT NOT LIMITED TO ANY IMPLIED LIABILITY RELATING TO A COVENANT OF QUIET ENJOYMENT, WHICH LESSEE HEREBY EXPRESSLY WAIVES), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER LESSOR, THE AGENT NOR ANY PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.  THE FOREGOING IS SUBJECT TO THE PROVISIONS OF SECTION 5.1 HEREOF AND SECTION 10.4(a) OF THE PARTICIPATION AGREEMENT.

8.2

Possession and Use of the Property.  The Property may be used only for such purposes as are permitted by Applicable Law and consistent with all Insurance Requirements and in compliance with any covenants, conditions and restrictions of record and any ordinance or law affecting the use and occupancy of the Property; and provided that such uses do not Materially increase the liability, directly or indirectly, of Lessor or Materially adversely affect the value, utility or remaining useful life of the Property from that which would obtain if the Property were to be used as administration, manufacturing, design, research and development and warehouse facilities.  Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease.  Lessee shall not commit or permit any waste of the Property or any part thereof (provided, that waste shall not include ordinary wear and tear and damage by fire or other peril).

ARTICLE 9

9.1

Compliance with Requirements of Law and Insurance Requirements.  Subject to the terms of Article 13 relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all Requirements of Law (including all Environmental Laws) and comply with all Insurance Requirements relating to the Property, including the construction, use, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article 22, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.

10.

ARTICLE 10

10.1	Maintenance and Repair; Return.
(a)

Except for ordinary wear and tear, Lessee, at its sole cost and expense, shall maintain the Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Property and in compliance with prudent industry practice.

(b)

Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease (except for Advances required under the Participation Agreement) or maintain the Property in any way.  Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and Lessee waives any right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

(c)

Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Property to Lessor in its then-current, "AS IS" condition, subject to Sections 9.1, 10.1(a), 11.1, 12.1, 15.1(e), 15.2, 20.1, 22.1 and 23.1.

11.

ARTICLE 11

11.1	Modifications, Substitutions and Replacements.
(a)

Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided that:  (i) no Modification shall Materially impair the value, utility or useful life of the Property or any part thereof from that which existed immediately prior to such Modification; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) subject to the provisions of Article 13 concerning contests, Lessee shall comply with all Requirements of Law (including all Environmental Laws) and comply with all Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) subject to the terms of Article 13 relating to permitted contests, Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; and (v) such Modifications shall comply with Sections 8.2 and 10.1.  All Modifications required to be made pursuant to a Requirement of Law generally applicable to buildings comparable to the Property or an Insurance Requirement ("Required Modification") and all Modifications which are replacements or substitutions of the Property, all Modifications of the utility and building services and sections of the building or building systems which are not removable without impairing the utility or remaining useful life of the Property shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in Lessor.  All other Modifications and all trade fixtures, machinery, equipment or other tangible personal property shall at all times be Lessee's property ("Lessee's Property") and Lessee may remove the same at any time during the Term, subject, however, to the terms of Section 10.1(a); provided, however, that Lessee shall keep and maintain at the Property and shall not remove from the Property any Equipment unless Lessee replaces the same with equivalent or better Equipment.

(b)

Lessee shall deliver to Lessor and the Agent a brief written narrative of any Modification to be done in connection with any Modification to the Property the cost of which is anticipated to exceed $500,000 in the aggregate.

ARTICLE 12

12.1	Warranty of Title.
(a)

Lessee agrees that except as otherwise provided herein and subject to the terms of Article 13 relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property (or Lessor's interest therein) or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Agent pursuant to the Participation Agreement or the other Operative Documents, other than Permitted Exceptions and Lessor Liens.

(b)

Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof.  NOTICE IS HEREBY GIVEN THAT NEITHER LESSOR, ANY PARTICIPANT NOR THE AGENT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

12.

12.2

Grants and Releases of Easements.  Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles 8, 9, 10 and 11, Lessor hereby consents in each instance to the following actions by Lessee, in the name and stead of Lessor, but at Lessee's sole cost and expense:

(a)

the granting of easements, licenses, rights- of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the completion of construction of the Improvements, use, repair, operation or maintenance of the Property as herein provided;

	(b)	the release of existing easements or other rights in the nature of easements which are for the benefit of the Property;

	(c)	the execution of petitions to have the Property annexed to any municipal corporation or utility district; and

(d)

the execution of amendments to any covenants and restrictions affecting the Property; provided, however, in each case Lessee shall have delivered to Lessor a Responsible Officer's Certificate stating that (i) such grant, release, dedication or transfer does not materially impair the value, utility and remaining useful life of the Property, (ii) such grant, release, dedication or transfer is reasonably necessary in connection with the completion of construction of any Improvements or Modifications, or the use, operation maintenance, alteration or improvement of the Property or any Modification, (iii) Lessee shall remain obligated under this Lease and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication or transfer, had not been effected, and (iv) Lessee shall pay and perform any obligations of Lessor under such grant, release, dedication or transfer, and (v) such easements, rights-of-way and other rights shall be subordinate and subject to the Lien of the Mortgage.  Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication or transfer to any Person permitted under this Section 12.2.

ARTICLE 13.

13.1

Permitted Contests Other Than in Respect of Indemnities.  Except to the extent otherwise provided for in Section 13 of the Participation Agreement, Lessee, on its own or on Lessor's behalf, but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Requirement of Law, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Property, Lessor, the Agent and the Participants or Lessee shall have bonded or otherwise secured such amount in a manner satisfactory to Lessor and the Agent; (b) there shall be no risk of the imposition of a Lien (other than Permitted Exceptions or Liens for which adequate security (in the opinion of Lessor) for payments in the event of an unsuccessful contest has been posted) on the Property and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, the Agent or any Participant for failure to comply therewith (unless, in the case of civil liability, Lessee shall have bonded or otherwise secured such amount in a manner satisfactory to Lessor and the Agent); and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor a Responsible Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1.  Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

13.

ARTICLE 14

14.1

Public Liability and Workers' Compensation Insurance.  During the Term, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance, including contractual liability, for claims for injuries or death sustained by persons or damage to property while on the Property and such other public liability coverages as are ordinarily procured by Persons who own or operate similar properties and consistent with prudent business practice, which policies shall include contractual liability endorsements covering Lessee's indemnification obligations in Section 14.4.  Such insurance shall be on terms and in amounts (which shall be reasonably acceptable to Lessor and in the event of liability insurance shall not require coverage in excess of $10,000,000) that are no less favorable than insurance maintained by Lessee with respect to similar properties that it owns and that are in accordance with prudent business practice and may be provided under blanket policies maintained by or on behalf of Lessee.  The policy shall be endorsed to name Lessor, the Agent, and each Participant as additional insureds.  The policy shall also specifically provide that the policy shall be considered primary insurance, which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Agent or the Participants may have in force.  Lessee shall, in the construction of the Improvements and the operation of the Property (including in connection with any Modifications thereof) comply with the applicable workers' compensation laws and protect Lessor, the Agent and the Participants against any liability under such laws.

14.2

Hazard and Other Insurance.  During the Term, Lessee shall keep, or cause to be kept, the Property insured against loss or damage by fire, flood, and other risks typically included in policies in the state of Colorado for facilities similar to the Property in an amount not less than the then current replacement cost of the buildings and improvements on the Property (provided, that Lessee's flood insurance may have a sublimit of not less than $50,000,000) and on terms that are no less favorable than insurance covering other similar properties owned or leased by Lessee or any of its Affiliates and that are in accordance with prudent business practice.  Lessee may provide such coverage under blanket policies maintained by Lessee.  During the construction of any Improvements Lessee shall also maintain builders' risk insurance.  Each policy of insurance maintained by Lessee pursuant to this Section 14.2 shall provide that all insurance proceeds in respect of any loss or occurrence shall be paid to and adjusted solely by Lessee, except from and after the date on which the insurer receives written notice from Lessor or the Agent that a Lease Event of Default exists.  In such latter event, unless and until such insurer receives written notice from Lessor or the Agent that all Lease Events of Default have been cured, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent for application in accordance with the terms of this Lease.

14.
14.3	Coverage.

(a)

Lessee shall furnish Lessor and the Agent with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming Lessor, the Agent and each Participant as additional insureds and, with respect to the insurance required under Section 14.2, loss payees along with Lessee, as their respective interests may appear, and showing the mortgagee endorsement required by Section 14.3(c).  All such insurance shall be at the cost and expense of Lessee.  Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation of or any reduction to less than ninety percent (90%) of Replacement Value (or, in the case of Flood insurance, less than ninety percent (90%) of the sublimit specified in Section 14.2) in the coverage provided by such insurance.

(b)

Lessee agrees that the insurance policy or policies required by Sections 14.1 and 14.2 shall include (i) a clause in substantially the following form pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of Lessor, the Agent and the Participants, and their respective rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of Lessee or any other Person having any interest in the Property, and (ii) a so-called "Waiver of Subrogation Clause."  Lessee hereby waives any and all such rights against Lessor, the Agent and the Participants to the extent of payments made under such policies.  Lessor, the Agent and the Participants hereby waive all such rights against Lessee to the extent of payments made to Lessor under any of such policies.

(c)

All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies.  Any insurance company selected by Lessee which is rated in Best's Key Rating Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of   "A-" and a financial rating of at least 10 in Best's Key Rating Guide or be otherwise acceptable to Lessor, the Agent and the Required Participants.  All insurance policies required by Section 14.2 shall include a standard form mortgagee endorsement in favor of the Agent.

(d)

Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article 14 except that Lessor may carry separate liability insurance (at its sole cost) so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Article 14 to be subject to a coinsurance exception of any kind.

15.

(e)

Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2, and shall renew or replace each policy prior to the expiration date thereof.  Throughout the Term, at the time each of Lessee's insurance policies is renewed (but in no event less frequently than once each year), Lessee shall deliver to Lessor and the Agent certificates of insurance evidencing that all insurance required by this Article 14 is being maintained by Lessee with respect to the Property and is in effect.

(f)

Notwithstanding the other provisions of this Article 14, Lessee may provide the insurance coverage required under this Article 14 through its self-insurance program, so long as Lessee remains in compliance with the Consolidated Tangible Net Worth covenant in clause (i) of Section 10.2(k) to the Participation Agreement.

(g)

Notwithstanding anything to the contrary contained in the Operative Documents: (i) Lessee hereby waives, releases and discharges Lessor, the Agent and each Participant and their agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article 14 notwithstanding that such loss, claim, expense or damage may have been caused by Lessor, the Agent or any Participant or any of their agents or employees, and Lessee agrees to look to the insurance coverage only in the event of such loss; and (ii) Lessor, the Agent and the Participants hereby waive, release and discharge Lessee and its agents and employees from all claims whatsoever arising out of loss, claim, expense, or damage to or destruction covered by insurance required under this Article 14 to the extent of payments made to Lessor notwithstanding that such loss, claim, expense or damage may have been caused by Lessee or any of its agents or employees.

14.4

Indemnification.  In addition to the indemnification provisions provided for in Section 13 of the Participation Agreement, to the fullest extent allowed by law, Lessee shall at all times during the Term, and to the extent resulting from acts or events occurring prior to or during the Term or during any other period when Lessee is in possession and control of the Property, indemnify, defend and hold each Indemnitee harmless against and from any and all Claims by or on behalf of any Person arising from the construction of any Improvements or Modifications, or conduct or management, or from any work or things whatsoever done in or about the Property, and will further indemnify, defend and hold each Indemnitee harmless against and from any and all Claims arising during the Term of this Lease, from any condition of the Property, any Improvements or any street, curb or sidewalk adjoining the Property, or of any passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Lessee, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any Person occurring during the term of this Lease, in or about the Property, or upon the sidewalk and the land adjacent thereto, other than in any of the foregoing cases (a) any Claim resulting from a voluntary act or omission of the Indemnitee not in compliance with any of the terms of the Operative Documents not caused by or attributable to acts or omissions of Lessee or any third party who is not an Affiliate or an employee, agent or contractor of an Indemnitee or its Affiliates, and (b) any Claim resulting from the gross negligence or willful misconduct of an Indemnitee.  Any action, suit or proceeding in respect of any such Claim shall be handled in the manner set forth in Section 13.4 of the Participation Agreement

16.

ARTICLE 15.

15.1	Casualty and Condemnation
(a)

Subject to the provisions of this Article 15 and Article 16 (in the event Lessee delivers, or is obligated to deliver, an Early Termination Notice), and except during the occurrence and continuation of a Potential Lease Default, Lessee shall be entitled to receive (and Lessor shall pay over to Lessee, if received by Lessor, and hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds to which Lessee or Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof, is the subject of a Condemnation; provided, however, if a Potential Lease Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Agent or, if received by Lessee, shall be held in trust for the Agent, and shall be paid over by Lessee to the Agent and held in accordance with the terms of this paragraph (a).  If, contrary to such provision, any such award, compensation or insurance proceeds are paid to Lessor or Lessee, rather than to the Agent, Lessor and Lessee, as the case may be, hereby agree to transfer any such payment to the Agent.  All amounts held by Lessor or the Agent shall either be (x) paid to Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with paragraph (e) of this Section 15.1, or (y) held in an interest bearing account reasonably acceptable to Lessor and Lessee until applied to the Lessee Obligations pursuant to subpart (z), or (z) upon any Early Termination Date, the Expiration Date, or any purchase or sale of the Property pursuant to this Lease, applied to the Lessee Obligations, with an associated reduction in the Asset Termination Value payable on such date.

(b)

Except during the continuation of a Lease Event of Default, Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof.  At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment.  Lessor and Lessee agree that this Lease, to the extent not inconsistent with Section 3 of the Participation Agreement, shall control the rights of Lessor and Lessee, inter se, in and to any such award, compensation or insurance payment.  The Lessor’s obligations to disburse its share of such award, compensation or insurance payment are set forth in Section 3 of the Participation Agreement.

(c)

If Lessor or Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Property or any interest therein, Lessor or Lessee, as the case may be, shall give notice thereof to the other and to the Agent promptly after the receipt of such notice.

(d)

In the event of a Casualty or receipt of notice by Lessee or Lessor of a Condemnation, Lessee may deliver to Lessor and the Agent an “Early Termination Notice” pursuant to Section 16.1.  If Lessee delivers an Early Termination Notice, a Significant Event shall irrevocably be deemed to have occurred with respect to the Property, and, in such event, Lessee shall have the rights and obligations provided in Sections 15.4 and 16.2 hereof.

17.

(e)

Unless and until Lessee purchases or causes another Person to purchase Lessor’s interest in the Property as provided herein for a price equal to or greater than Asset Termination Value, this Lease shall continue in full force and effect following any Casualty or Condemnation, and Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this paragraph, Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1 using any as-built plans and specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Requirements of Law) so as to restore the Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation; provided, the substitution of any affected Fixtures and Equipment shall, at Lessor's reasonable request, be subject to delivery of an independent third- party appraisal reasonably satisfactory to Lessor and the Required Participants by an appraiser satisfactory to Lessor and the Required Participants showing both (i) a current Fair Market Sales Value and (ii) expected Fair Market Sales Value as of the then current Expiration Date and the dates on which any potential Renewal Term would expire, in each case equal to or greater than such values at such dates for the Fixtures and Equipment being replaced.  In the event of such restoration, title to the Property shall remain with Lessor; provided, that (i) title to any such substituted Fixtures and Equipment shall vest in Lessor, and (ii) Lessor shall assign all of its right, title and interest to Lessee in any such replaced Fixtures and Equipment without representation or warranty of any kind other than that such fixtures and equipment is free of Lessor Liens.  Upon completion of such restoration, Lessee shall furnish Lessor an architect's certificate of substantial completion and a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Lease.

(f)

Unless and until Lessee purchases or causes another Person to purchase Lessor’s interest in the Property as provided herein for a price equal to or greater than Asset Termination Value, no Casualty or Condemnation shall excuse Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles 19 and 20.

(g)

Any Excess Proceeds received by Lessor or the Agent in respect of a Casualty or Condemnation shall be turned over to Lessee, provided that no Lease Event of Default or Potential Lease Default has occurred and is continuing.  Any Excess Proceeds which are not turned over to Lessee due to the existence of a Lease Event of Default or a Potential Lease Default shall be applied against Lessee Obligations (with an associated reduction in the Asset Termination Value) under the Lease, and any excess remaining after such Lessee Obligations have been satisfied shall be paid to Lessee.

15.2

Environmental Matters.  Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Lessor in writing of such condition.  In the event of such Environmental Violation, Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either, (i) deliver to Lessor and the Agent an Early Termination Notice pursuant to Section 16.1, or (ii) at Lessee's sole cost and expense, promptly and diligently commence any Response Actions necessary to investigate, remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 9.1.  If Lessee does not deliver an Early Termination Notice with respect to the Property pursuant to Section 16.1, Lessee shall, upon completion of Response Actions by Lessee, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the Response Actions taken by Lessee (or its agents) for such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law.  Each such Environmental Violation shall be remedied prior to the Expiration Date.  Nothing in this Article 15 shall reduce or limit Lessee's obligations under Sections 13.1, 13.2 or 13.3 of the Participation Agreement.

18.

15.3

Notice of Environmental Matters.  Promptly, but in any event within the thirty (30) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property.  All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto.  In addition, Lessee shall provide to Lessor, within thirty (30) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with the Property.  Lessee shall also promptly provide such detailed reports of any such Material environmental claims as may reasonably be requested by Lessor and the Agent.

15.4	Accelerated Purchase of Property.

(a)

Upon receipt of any notice of a Condemnation, Casualty or Environmental Violation, Lessor, at Lessee’s expense, may engage one or more independent consultants acceptable to Lessee, which acceptance shall not be unreasonably withheld or delayed, to assist in determining whether such Condemnation, Casualty or Environmental Violation constitutes or will constitute a Significant Event.  If the consultant advises Lessor and Lessee that the Condemnation, Casualty or Environmental Violation constitutes or is likely to constitute a Significant Event, a Significant Event will be deemed to have occurred.

(b)

If Lessor determines that a Significant Event is proceeding or has occurred, and if directed to do so by the Required Participants, Lessor shall deliver a written notice to Lessee (an “Early Termination Notice”), requiring Lessee to purchase, or arrange for an Affiliate or other third party to purchase, Lessor’s interest in the Property for the Asset Termination Value, on the date specified in the Early Termination Notice, which date (an “Early Termination Date”) shall not be earlier than thirty (30) days following the date the Termination Notice is delivered to Lessee.

(c)

Notwithstanding Lessor’s delivery of any such Early Termination Notice because of any Significant Event, if Lessee satisfies the conditions listed in this Section which are applicable to such event, then Lessee may elect between (A) exercising the Remarketing Option provided in Section 22.1 hereof by giving notice to Lessor and paying the Residual Value Guarantee Amount to Lessor within ten (10) Business Days of Lessee’s receipt of the Termination Notice, in which case this Lease will not terminate pursuant to this Section until one hundred eighty (180) days after such exercise of the Remarketing Option by Lessee and the “Early Termination Date” will be the date which is one hundred eighty (180) days after such exercise of the Remarketing Option by Lessee (which period shall constitute the Remarketing Period), with the sale of Lessor’s interest in the Property to be consummated no later than the date upon which such one hundred eighty (180) day period ends (which date shall constitute the Expiration Date if such option is exercised), or (B) exercising its Purchase Option under Section 20.1, with the purchase of Lessor’s interest in the Property by Lessee or its designee to be consummated, and the other payments required thereunder to be made to Lessor, on the next Payment Date following the Lessee’s exercise of the Purchase Option.

19.

(d)

The right of Lessee under paragraph (c) to elect between the Remarketing Option and the Purchase Option is subject to all of the following conditions, regardless of nature of the Significant Event that resulted in the Lessor’s delivery of the Early Termination Notice:

(i) Lessee must notify Lessor which option Lessee is exercising (the Remarketing Option or the Purchase Option) within ten (10) days after Lessee receives Lessor’s Early Termination Notice.

(ii)   No Accelerated Purchase Event shall be continuing unrelated to such Significant Event at the time Lessee makes the election or, if Lessee elects the Remarketing Option, at the time of a sale of Lessor’s interest in the Property to a third party because of such election.

(iii)   If Lessee elects the Remarketing Option, Lessee must pay to Lessor (i) the maximum Residual Value Guarantee Amount on the date it furnishes such notice of the exercise of the Remarketing Option (the "Option Notice Date"), (ii) all breakage costs incurred by the Participants for the duration of all then current Interest Periods under the Participation Agreement with respect to the amount so paid following notices thereof by the Agent, (iii) Basic Rent on the Residual Guarantee Amount so paid, accrued to and payable on the Option Notice Date, (iv) Basic Rent when due with respect to the unpaid portion of the Adjusted Lease Balance, and (v) the other payments required under Section 22.1 when required thereunder and no later than the Expiration Date.

(e)

The right of Lessee under paragraph (c) to elect the Remarketing Option will also subject to all of the following additional conditions if a Significant Condemnation is the Significant Event that resulted in the Lessor’s delivery of the Early Termination Notice:

(i)   At any time requested to do so by Lessor, Lessee must have assigned to Lessor any and all rights Lessee has in and to any award or compensation payable by the condemning authorities and must have relinquished control to Lessor of all proceedings related to such Condemnation or claims for an award or other compensation, thereby waiving any provisions of this Lease or other Operative Documents that would permit Lessee to participate in such award or compensation or control such proceedings.

(ii) Lessee must cooperate fully with Lessor and Agent as they request from time to time and deemed necessary or helpful to permit them to maximize any such award or other compensation.

(iii)   Lessee must acknowledge and agree that even after Lessee’s payment of the Residual Value Guarantee Amount, Lessor shall have no obligation to sell its interest in the Property pursuant to this Lease for a price below the amount that will result in the repayment of less than the full Asset Termination Value (calculated after deduction of the Residual Value Guarantee Amount paid by Lessee).

20.
(f)

The right of Lessee under paragraph (c) to elect the Remarketing Option will also subject to all of the following additional conditions if a Casualty is the Significant Event resulted in the Lessor’s delivery of the Early Termination Notice:

(i) Such Casualty must not have been caused by or be within the control of Lessee or any of its assignees or subtenants or of any invitees of Lessee or its assignees or subtenants.

(ii) If Lessee elects the Remarketing Option, Lessee must not have failed to provide insurance adequate to pay the entire cost of repairing and restoring the Property.

(iii)   If Lessee elects the Remarketing Option, Lessee shall either (1) arrange for the sale of the Lessor’s interest in Property on the new Expiration Date at a price sufficiently high to result in the repayment in full of the Asset Termination Value (after deduction of the Residual Value Guarantee Amount paid by Lessee), or (2) completely repair and restore the Property prior to the sale.

(g)

The right of Lessee under paragraph (c) to elect the Remarketing Option will also be subject to all of the following additional conditions if an Environmental Violation is the Significant Event that resulted in the Lessor’s delivery of the Early Termination Notice:

(i) Such Environmental Violation must not have been caused by or be within the control of Lessee or any of its assignees or subtenants or of any invitees of Lessee or its assignees or subtenants.

(ii)   If Lessee elects the Remarketing Option, Lessee shall either (1) arrange for the sale of the Lessor’s interest in Property on the new Expiration Date at a price sufficiently high to result in the repayment in full of the Asset Termination Value (after deduction of the Residual Value Guarantee Amount paid by Lessee), or (2) completely cure and rectify such Environmental Violation prior to the sale and cause the Property to comply with all environmental and other Legal Requirements at the time of the sale.

(h)

If Lessee elects or attempts to elect the Remarketing Option as provided in this Section, but fails to satisfy any applicable conditions listed above or to buy the Property for the Net Asset Termination Value on the Early Termination Date, such failure shall constitute a Lease Event of Default.

(i)

In any event, if Lessee does not properly elect the Remarketing Option pursuant to the foregoing provisions after receipt of an Early Termination Notice from Lessor, Lessee shall be obligated to purchase (or cause an Affiliate or other third party to purchase) the Property in accordance with Section 16.2(b) hereof on the Early Termination Date specified in Lessor’s Early Termination Notice for a price equal to the Asset Termination Value.

21.

ARTICLE 16

16.1

Termination upon Certain Events.  After Lessee or Lessor receives notice of a Condemnation, or a Casualty occurs, or an Environmental Violation occurs or is discovered, Lessee may deliver a written notice in the form described in Section 16.2(a) (an "Early Termination Notice").  If Lessee shall not have delivered an Early Termination Notice with respect to any Condemnation, Casualty or Environmental Violation, but Lessor shall have determined that a Significant Event is in progress or has occurred,  Lessor may deliver an Early Termination Notice pursuant to Section 15.4; provided, that even if Lessor delivers the Early Termination Notice, so long as the conditions set forth in Section 15.4 are satisfied, Lessee may exercise either its Purchase Option or Remarketing Option as provided in Section 15.4.

(a)

Any Early Termination Notice delivered by Lessee as described in the preceding Section shall contain:  (i) notice of termination of this Lease on a date specified therein (the "Early Termination Date") (which date must be no later than thirty (30) days after the date the Early Termination Notice is delivered or required to be delivered, unless Lessee has properly elected the Remarketing Option as provided in Section 15.4, in which case such date will be one hundred eighty (180) days after the date Lessee exercised the Remarketing Option); and (ii) unless Lessee has elected the Remarketing Option as provided in Section 15.4, a binding and irrevocable agreement of Lessee to purchase (or cause an Affiliate or other third party to purchase) the Property on the Early Termination Date for the Asset Termination Value on the Early Termination Date.  Notwithstanding the delivery of an Early Termination Notice by Lessee, the termination of this Lease as provided therein will be subject to the condition that Lessee must perform any obligation it may have under the next paragraph to purchase (or cause the purchase) of the Lessor’s interest in Property for the Asset Termination Value.

(b)

On any Early Termination Date specified in any Early Termination Notice given by Lessor or Lessee as provided herein, unless Lessee has properly elected the Remarketing Option as provided in Section 15.4, Lessee shall pay (or cause an Affiliate or other third party to pay) to Lessor the Asset Termination Value, and Lessor shall convey Lessor's interest in the Property to Lessee (or Lessee's designee) all in accordance with Section 19.1, as well as any Net Proceeds with respect to any Casualty or Condemnation theretofore received by Lessor and not previously applied to the payment of the Lessee Obligations.  Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay Lessor an amount equal to the Asset Termination Value that was not fully and finally paid by such designee on the Early Termination Date.

16.3

Termination by Lessor upon Certain Events.  If Lessor reasonably determines that any change in, or change by a Governmental Authority in the interpretation of, any Applicable Law after the date hereof would result in it or any Participant being unable to continue to hold legal or beneficial title to all or any portion of the Property or, except as provided in Section 15.4 hereof, subject it or any Participant to onerous regulations or onerous liability on account thereof, Lessor may elect to terminate this Lease by delivery of a notice thereof (also an “Early Termination Notice”) to the Agent, the Participants and Lessee, such termination to be effective on the date specified therein (also an “Early Termination Date”), which date shall not be earlier than thirty (30) days following the date the notice is delivered to Lessee.  However, in the event Lessor delivers such an Early Termination Notice, Lessee may exercise the Remarketing Option provided in Section 22.1 hereof by giving notice to Lessor and paying the Residual Value Guarantee Amount to Lessor within ten (10) Business Days of Lessee’s receipt of the Termination Notice, in which case this Lease will not terminate pursuant to this Section until one hundred eighty (180) days after such exercise of the Remarketing Option by Lessee and the Expiration Date will be the date which is one hundred eighty (180) days after such exercise of the Remarketing Option by Lessee.  If Lessee does not exercise the Remarketing Option as provided in the preceding sentence, Lessee shall be obligated to purchase (or cause an Affiliate or other third party to purchase) the Property in accordance with Section 20.2 hereof on the Early Termination Date specified in Lessor’s Early Termination Notice for a price equal to Asset Termination Value.

22.

ARTICLE 17

17.1

Accelerated Purchase Events. As used herein, “Accelerated Purchase Event” means any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

Lessee shall fail to make payment of (i) any Basic Rent (other than a payment of Basic Rent due on the Expiration Date or any Early Termination Date) within five (5) Business Days after the same has become due and payable, (ii) any Partial Purchase Option Price or other amounts due on a Partial Purchase Date pursuant to Section 20.6, after the same has become due and payable, or (iii) Basic Rent, Supplemental Rent, Purchase Option Price, Asset Termination Value or Residual Value Guarantee Amount or other amounts, which are due on the Expiration Date or an Early Termination Date, including, without limitation, amounts due pursuant to Articles 15, 16, and 20, after the same has become due and payable;

(b)

Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in clause (iii) of this Subsection (a), above) due and payable within thirty (30) days after written notice of such failure;

(c)

Lessee shall fail to maintain insurance as required by Article 14 of this Lease (whether a failure to have in force a policy of insurance substantially meeting the requirements of Article 14, or, if such policy is in effect, any deviation of such policy from the requirements of Article 14) and to cure such failure within twenty (20) days after the earlier of (i) receipt of written notice of such failure or (ii) Lessee having knowledge thereof;

(d)

Lessee shall fail to observe or perform any term, covenant or condition of Lessee under this Lease, the Participation Agreement or any other Operative Document to which it is a party (other than those described in other clauses of this definition of Accelerated Purchase Event), or any representation or warranty set forth in this Lease or in any other Operative Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any Material way, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty (30) days after receipt of written notice of such failure, falsity, or inaccuracy; provided, that if such failure to perform is not capable of being cured within such period but is capable of being cured within one hundred eighty (180) days after the occurrence of such failure and Lessee is proceeding diligently to cure such failure, Lessee shall be entitled to an additional period (not to exceed one hundred eighty (180) days from the date of such failure) to cure such failure;

23.

(e)

Lessee or any of Lessee's Subsidiaries (i) shall fail to make any payment or payments due under any of the Loan Documents on the final maturity date specified therein, (ii) shall fail to make any payment or payments due under any of the Loan Documents prior to the final maturity date specified therein and such failure shall continue beyond any period of grace provided with respect thereto and as a result thereof the due date for payment of all or any substantial sums owing under the Loan Documents shall have been accelerated, or (iii) shall fail to pay when due upon any other indebtedness of $10,000,000 or more (whether such other indebtedness has become due by reason of acceleration or otherwise);

(f)

Lessee or any of Lessee's Material Subsidiaries (except with respect to clause (v) below) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of it or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) no longer be Solvent or be unable to pay its debts generally as they mature, (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the circumstances described in clauses (i) through (vi) of this subsection;

(g)

proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of Lessee's Material Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of Lessee's Material Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement;

(h)

a final non-appealable judgment or order for the payment of money in excess of $10,000,000 (exclusive of amounts which are covered by insurance issued by an insurer satisfying the requirements set forth in Section 10.1(f) of the Participation Agreement) shall be rendered against Lessee or any of its Subsidiaries and the same shall remain undischarged and unpaid for a period of thirty (30) days during which execution shall not be effectively stayed;

24.

(i)

any Reportable Event occurs which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan, or any Employee Benefit Plan shall be terminated with unfunded liabilities within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan, in each case which could reasonably be expected to have a Material Adverse Effect;

(j) any Change of Control shall occur;

(k) Lessee shall breach any obligations it may have under Articles 15 through 22 to purchase the Property as and when required by such provisions to do so;

(l)

Lessee shall abandon all or any material portion of the Property (as used in this context, “abandon” means that Lessee shall have relinquished possession and control to such an extent as to indicate that Lessee no longer has a present intent to resume the use of, or to lease or sell its interest in or purchase the interest of Lessor in, the Property or the applicable portion thereof); or

(m)

an Environmental Violation shall occur that, in the reasonable opinion of Lessor and the Required Participants, based on an Environmental Audit, constitutes a Significant Event and Lessee shall not, within thirty (30) days after notice from Lessor, have delivered any Early Termination Notice with respect thereto required of Lessee pursuant to Section 16.1 hereof or, if such an Early Termination Notice has been delivered, Lessee’s purchase of the Property shall not have been consummated on the Early Termination Date specified therein pursuant to Section 16.2 hereof;

(n) the acceleration of all amounts payable by Lessee under the Loan Documents because of any "Event of Default" under, and as defined in, any of the Loan Documents; or

(o)

Lessee shall fail to provide either Cash Collateral at least one hundred twenty (120) days prior to the expiration of a Letter of Credit or a substitute Letter of Credit at least twenty (20) Business Days prior to the expiration of a Letter of Credit as required by Section 7.1 of the Participation Agreement.

17.2	Remedies.

17.2.1   Lease Events of Default.  As used herein, “Lease Event of Default” means (1) any failure of Lessee constituting a Lease Event of Default as described in Section 15.4, or (2) any failure of Lessee after any Accelerated Purchase Event (hereinafter defined), for any reason whatsoever (whether such failure shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), to purchase or cause the purchase of Lessor’s interest in the Property and any and to pay or cause the payment of the full Asset Termination Value for such interest, as provided in Section 20.1, within the ten day period immediately following such Accelerated Purchase Event (the “Buy-It-Or-Else Period”).  The foregoing is not intended to preclude an acceleration of Lessee's obligation to purchase the Lessor's interest in the Property pursuant to Section 20.3 because of an Accelerated Purchase Event, but rather is intended to provide Lessee with the opportunity during the Buy-It-Or-Else Period to purchase Lessor’s interest in the Property before losing possession of the Property or being deemed in default under this Lease.  Thus, the Buy-It-Or-Else Period will not extend any time for curing or avoiding an Accelerated Purchase Event as set forth below, and after any Buy-It-Or-Else Period expires, regardless of whether any Accelerated Purchase Event is then continuing, Lessor may proceed immediately to exercise remedies as provided herein.

25.

17.2.2   Application of Collateral.  At any time when any Accelerated Purchase Event has occurred and is continuing, Lessor or Agent shall be entitled, regardless of whether Lessee shall have requested or required it pursuant to Section 17.6, to (1) draw upon any Letter of Credit and apply the proceeds drawn thereunder to the Lessee Obligations as of the date of the drawing, (2) withdraw any Cash Collateral then pledged pursuant to the Cash Collateral Agreement and apply the same as of the date of the withdrawal to the Lessee Obligations, and (3) retain and apply against the Lessee Obligations all sums which Lessor would, absent such Accelerated Purchase Event, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease or other Operative Documents.  Any sums applied against the Lessee Obligations pursuant to this Section will reduce the Asset Termination Value payable upon any subsequent purchase and sale of the Property pursuant to this Lease.

17.2.3   Other Remedies.  Without limiting the foregoing, subject to the provisions of Sections 15.4 above, after any Lease Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Lease Event of Default (including, without limitation, the right of Lessor to require Lessee to purchase the Property as set forth in Section 20.3):

(a)

Lessor may, by notice to Lessee, rescind or terminate this Lease only as to all of the Property as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of the Property (or any portion thereof) by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default, (iii) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by Lessor and (iv) no termination pursuant to this Section shall terminate Lessee's right to cure such Lease Event of Default set forth in Section 17.6 hereof by purchasing the Property pursuant to Section 20.1 hereof prior to such time as a foreclosure upon or sale of the Property has been completed.

26.
(b)

Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles 8, 9 and 10 hereof as if the Property were being returned at the end of the Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of Lessee) the Property or any part thereof and expel or remove Lessee and any other Person who may be occupying the Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, to the extent and in the manner permitted by Applicable Law with respect to remedies for a breach of a real estate lease, Lessee shall be responsible for all costs and expenses incurred by Lessor and/or the Agent or the Participants in connection with any reletting, including, without limitation, brokers' fees and all costs of any alterations or repairs made by Lessor.  The proceeds of any reletting of the Property prior to the termination of this Lease shall be applied to the Lessee Obligations under this Lease (with an associated reduction in the Asset Termination Value) on the date of receipt by Lessor.

(c)

Lessor may sell all or any part of the Property at public or private foreclosure sale, as Lessor may determine, free and clear of any rights Lessee may otherwise have in the Property, and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto except as expressly required by Section 3 of the Participation Agreement, in which event (i) Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Asset Termination Value calculated as of such Payment Date prior to any application of the Net Foreclosure Proceeds resulting from the sale (and including all Rent due and unpaid to and including such Payment Date), over (2) the Net Foreclosure Proceeds; plus (B) interest at the Default Rate on the foregoing amount from such Payment Date until the date of payment, and any excess of the sale proceeds over such Asset Termination Value and any other sums owing by Lessee under the Operative Documents shall be remitted to Lessee.  Promptly after Lessee’s payment of the full amount of such liquidated damages, Lessor will convey its remaining interest in the Property (if any) by the delivery of a deed in the form contemplated in Section 19.1, but such deed will be expressly subject to the rights of any purchaser at such foreclosure.

(d)

Lessor may, at its option, elect not to terminate the Lease with respect to the Property, but continue to collect all Basic Rent, Supplemental Rent, and all other amounts due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make such reasonable alterations and necessary repairs in order to relet the Property, and relet the Property or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee Obligations hereunder and the other Operative Documents in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion (with an associated reduction in the Asset Termination Value) as the date of receipt by Lessor.  If such rentals received from such reletting during any period be less than the Rent with respect to the Property to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Payment Date.

27.
(e)

Lessor may exercise any other right or remedy that may be available to it under the Operative Documents, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof.  Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent period(s), or Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term.

(f)

Lessor may collect the Other Lease Rents and Mortgaged Property as provided in Section 7.2(e) of this Lease and the amounts so collected by Lessor shall be applied to the Lessee Obligations (with an associated reduction in the Asset Termination Value) on the date of receipt by Lessor.

(g)

In addition to having any other right or remedy available at law or in equity, Lessor shall have the option of proceeding against the Mortgaged Property either (i) proceeding under the UCC and exercising such rights and remedies as may be provided to a "Secured Party" by the UCC to sell all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property in accordance with the UCC) as part of and in conjunction with any foreclosure of the Mortgaged Property, or (ii) treating such property the same as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Lessor's rights, powers and remedies with respect to the real property (in which event the default provisions of the UCC shall not apply except to the extent, if any, required by Applicable Law).  If Lessor shall elect to proceed under the UCC, then ten (10) days' notice of sale delivered to Lessee in accordance with the Lease shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Lessor shall include, but not be limited to, attorneys' fees and legal expenses.  At Lessor's request, Lessee shall assemble the personal property and make it available to Lessor at a place designated by Lessor which is reasonably convenient to both parties.  The net proceeds of any sale of the Mortgaged Property pursuant to the foregoing minus the expenses of retaking, holding, preparing for sale, selling and the like incurred by Lessor, shall be applied against the Lessee Obligations (with an associated reduction in the Asset Termination Value) as of the date of the sale.

17.3

Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.2, Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article 17.

28.

17.4

Power of Sale and Foreclosure.  In the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties pursuant to Section 7, and subject to the availability of such remedy under Applicable Law, then Lessor and Lessee agree that (i) upon the occurrence of any Lease Event of Default, Lessor, either by judicial action or through Trustee, may institute and maintain an action for foreclosure of the Property, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell the Property at the time and place of sale fixed by Lessor or Trustee in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY LESSEE UNDER THIS INSTRUMENT, and (ii) upon the occurrence of a Lease Event of Default, Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Property or against Lessee on a recourse basis for the Asset Termination Value, or for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Property, or for the collection of the Other Rents as provided in Section 7.2(e), or for the enforcement of any other appropriate legal or equitable remedy.  (In the event Lessor obtains a judgment against Lessee for the payment in full of Asset Termination Value and Lessee pays the full amount of such judgment, Lessor will promptly thereafter convey its remaining interest in the Property (if any) by the delivery of a deed in the form contemplated in Section 19.1, but such deed will be expressly subject to the rights of any purchaser at any foreclosure sale contemplated by the foregoing provisions.)  The parties hereto intend that, in addition to any other debt or obligation secured by the lien and security interests granted pursuant to Section 7.2, such lien and security interests shall secure unpaid balances of Rent and Supplemental Rent and, if and to the extent expressly provided in the documents evidencing the extension of credit, to other extensions of credit made by Lessor to Lessee after this Lease is delivered to the appropriate recording offices of Colorado, whether made pursuant to an obligation of Lessee or otherwise, and such Rent and Supplemental Rent shall be secured to the same extent as if such future payment obligations of Rent and Supplemental Rent were on account of obligatory advances to be made under a construction loan; provided such Lessee Obligations secured hereby at any one time shall not exceed the maximum principal sum permitted by the laws of Colorado.  The Net Foreclosure Proceeds of any sale of the Mortgaged Property or any portion thereof pursuant to this Subsection shall be applied to the Lessee Obligations (with an associated reduction in the Asset Termination Value) as of the date of the foreclosure sale.  The Lessor shall disburse such proceeds in accordance with Section 13.19 of the Participation Agreement.

29.
17.5

Remedies Cumulative. No right or remedy herein conferred upon or reserved to Lessor or Agent is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable Law or in equity; provided, however, neither Lessor nor Agent shall exercise any right to evict Lessee from the Property or to terminate Lessee's right of occupancy hereunder before the occurrence of a Lease Event of Default ( i.e., after an Accelerated Purchase Event and the expiration of the Buy-It-Or-Else Period following such Accelerated Purchase Event).  In no event shall Lessor, in the exercise of the remedies provided in this Lease (including, without limitation, the appointment of a receiver and the entry of such receiver or Lessor on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Lessor shall not in any way be made liable to Lessee for any act, either of commission or omission, in connection with the exercise of such remedies in accordance with the Operative Documents.  In addition to other remedies provided in this Lease, Lessor shall be entitled, to the extent permitted by Applicable Law or in equity, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease to be performed by Lessee.

17.6

Lessee's Right to Direct Application of Cash Collateral or Letter of Credit Proceeds and to Cure. Notwithstanding any provision contained in the Lease or any other Operative Agreement, Lessee shall have the right:

17.6.1   to direct Lessor or Agent to apply any Cash Collateral then pledged under the Cash Collateral Agreement to reduce the Lessee Obligations (with a concurrent reduction in the Asset Termination Value) by delivery of written notice to the Lessor and the Agent, in which case Lessor and/or Agent will comply with such directions to the extent they can do so without violating any automatic stay in bankruptcy or other legal requirements within three Business Days after receipt of Lessee’s directions;

17.6.2   to direct Lessor or Agent to draw upon the Letter of Credit and apply any amounts that are thereupon or have theretofore been drawn upon any Letter of Credit, (and that have not already been applied), to be applied to reduce the Lessee Obligations (with a concurrent reduction in the Asset Termination Value) by delivery of written notice to the Lessor and the Agent, in which case Lessor and/or Agent will comply with such directions to the extent they can do so without violating any automatic stay in bankruptcy or other legal requirements within three Business Days after receipt of Lessee’s directions;

17.6.3   to cure any Lease Event of Default by exercising the Purchase Option and paying the full Purchase Option Price at any time prior to the earlier of (i) the scheduled Expiration Date (i.e., initially the fifth anniversary of the Effective Date and the extended scheduled Expiration Date in the event of a renewal of the term as herein provided), (ii) the date of any foreclosure of the liens and security interests as provided in Section 17.4, or (ii) one hundred twenty (120) days after such Lease Event of Default first occurs;

provided, however, that no such "cure" by Lessee or anything in this Section shall (a) relieve or reduce the obligation of Lessee to fully indemnify, protect, save and keep harmless each Indemnitee as provided in the various provisions of Section 13 of the Participation Agreement, or (b) preclude a draw by Lessor or Agent under any Letter of Credit after any Accelerated Purchase Event, or (c) preclude any other action by Lessor or Agent to maintain, perfect or enforce any lien, pledge or security interest granted to it under and pursuant to the Operative Documents or to protect, preserve or maintain any property covered by any such lien, pledge or security interest.

30.

ARTICLE 18.

18.1

Lessor's Right to Cure Breaches by Lessee.   Lessor, without waiving or releasing any obligation, Potential Lease Default, Accelerated Purchase Event, or Lease Event of Default, may (but shall be under no obligation to) remedy any breach of this Lease by Lessee for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by Article 14, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Lessee.  All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Default Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand, as Supplemental Rent.

18.2

Duty of Lessor.  In the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing, as is the intent of the parties pursuant to Section 7, Lessor's sole duty with respect to the custody, safekeeping and physical preservation of any Mortgaged Property in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lessor deals with similar property for its own account.  Neither Lessor, any Participant nor any of their respective directors, officers, employees or beneficiaries shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Lessee or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof.

18.3

Powers of Lessor. Lessor may, without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby and without liability therefor and without notice:  (a) release, or direct the Trustee to release, all or any part of the Mortgaged Property; (b) consent to the making of any map or plat thereof; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Lease.

18.4

Powers Coupled With an Interest  All powers, authorizations and agencies contained in this Lease are coupled with an interest and are irrevocable until this Lease is terminated and the Lien created hereby is released.

18.5

Trustee  In the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties pursuant to Section 7, the powers and authorities of the Trustee, and of any successor Trustee, shall be governed by the terms of this Lease and the statutes of Colorado relating to Public Trustees which may be in effect from time to time.  The Trustee named herein or any successor trustee shall be clothed with the full power to act in accordance with the Operative Documents when action herein shall be required by this Lease and to execute (i) any conveyance of the Mortgaged Property upon or following a foreclosure sale and (ii) any reconveyance or release of the Mortgaged Property from the lien and security interests granted by Lessee pursuant to Section 7.2 upon full satisfaction of the Lessee Obligations secured by such lien and security interests.  In the event that the substitution of the Trustee shall become necessary for any reason, the substitution of one trustee in the place of the Trustee herein named in accordance with the Operative Documents shall be sufficient.  The necessity of the Trustee herein named, or any successor in trust, making oath or giving bond is expressly waived.

The Trustee or any one acting in his stead, shall have, in his discretion, authority to employ all proper agents and attorneys in the execution of this Lease and/or in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Trust properly, should any be realized; and if no sale be made, then Lessee hereby undertakes and agrees to pay the cost of such services rendered to said Trustee.

31.

18.6

Filing of Financing Statements. Pursuant to Section 9-509 of the UCC, Lessee authorizes Lessor to file financing statements with respect to the Mortgaged Property without the signature of Lessee in such form and in such filing offices as Lessor reasonably determines appropriate to perfect the security interests of Lessor under this Lease.  To the fullest extent permitted by Applicable Law, carbon, photographic or other reproduction of this Lease shall be sufficient as a financing statement for filing in any jurisdiction.

18.7

Lessee's Waiver of Rights. Except as otherwise set forth herein, to the fullest extent permitted by law, Lessee waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process.  Except as otherwise set forth herein, to the full extent Lessee may do so, Lessee agrees that Lessee will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter, in force providing for any appraisement, valuation, stay, exemption, extension or redemption, reinstatement or requiring foreclosure of this Lease before exercising any other remedy granted hereunder and Lessee, for Lessee and its successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, reinstatement, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

32.

18.8

Multiple Security. If (a) the Mortgaged Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Lease, Lessor shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the obligations upon other property, in the State in which the Mortgaged Property is located or (whether or not such property is owned by Lessee or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Lessor may, in its sole discretion, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Lessee Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which the Property is located.  Lessee acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Lessor to extend the Lessee Obligations and Lessee expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based an the grounds of forum non convenes which it may now or hereafter have.  Lessee further agrees that if Lessor shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Lessee Obligations, or if Lessor shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Mortgaged Property is located, Lessor may commence or continue foreclosure proceedings and exercise its other remedies granted in this Lease against all or any part of the Mortgaged Property and Lessee waives any objections to the commencement or continuation of a foreclosure of Lessee's right, title, and interest in the Mortgaged Property in accordance with the Operative Documents or exercise of any other remedies hereunder in accordance with the Operative Documents based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Lease or such other proceedings on such basis in the county where the Property is located.  Neither the commencement nor continuation of proceedings to foreclose this Lease nor the exercise of any other rights hereunder nor the recovery of any judgment by Lessor in any such proceedings shall prejudice, limit or preclude Lessor's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other Mortgaged Property (either in or outside the State in which the Mortgaged Property is located) which directly or indirectly secures the Lessee Obligations, and Lessee expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Lease, and Lessee also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Lease on such basis in the county where the Property is located.

18.9

Partial Release; Full Release.  Lessor may release, in accordance with the Operative Documents, for such consideration or none, as it may require, any portion of the Mortgaged Property without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien, security interest, and priority herein provided for Lessor compared to any other lien holder or secured party.  Further, upon full satisfaction of all obligations which are secured by this Lease, Lessor shall execute and deliver to Lessee such documents and instruments as may be required to release the lien and security interest created by this Lease.

18.10

Certain Rights of Lessor.  Except as provided in the Operative Documents, Lessor, with the express written consent of Lessee may at any time or from time to time renew or extend this Lease, or alter or modify the same in any way, or Lessor may waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Lessee Obligations secured hereby as Lessor may determine without the consent of any other person and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien hereof on any part of the Mortgaged Property.

33.

ARTICLE 19.

19.1	Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase Option or Obligation and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events.

(a)

Whenever Lessor is required by the terms of this Lease to convey its right, title and interest in the Property (or a portion thereof in the event of Lessee’s exercise of the Partial Purchase Option), Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense a deed in recordable form, which shall be expressly subject to all then valid and subsisting encumbrances other than the Mortgage or other Lessor Liens.  The deed shall disclaim any and all warranties other than title warranties of Lessor against Lessor Liens, and it shall state that it is intended to convey the rights, titles and interests of Lessor in and to the Property in its then “AS IS” physical condition.  Lessor and Lessee will also cooperate (at Lessee’s expense) by executing documents in addition to (and not inconsistent with) such deed as reasonably required, and consistent with local custom, in order to allow Lessee or any purchaser designated by it to obtain title insurance at the time of the delivery of such deed.  However, if Lessor tenders a deed consistent with the requirements of the preceding sentence, its rights to receive payments of the Asset Termination Value and other amounts (if any) set forth in Article 16 or Sections 17.6, 20.1, 20.2, 20.3 or 22.1, as applicable, will be independent of its obligation to so cooperate.  Further, if Lessor does deliver other documents with such a deed at Lessee’s request or with Lessee’s knowledge and consent, then Lessee must defend, indemnify and hold harmless Lessor from and against any and all Claims (other than Lessor Liens) arising under such other documents.

(b)

If Lessee properly exercises the Remarketing Option, then Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Property to any independent purchaser thereof, by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, in compliance with Applicable Law, and in "broom-swept clean" condition.  Lessee shall cooperate reasonably with Lessor and the independent purchaser of the Property in order to facilitate the purchase by such purchaser of the Property which cooperation shall include the following, all of which Lessee shall do on or before the Expiration Date:  providing all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto, providing a current copy of any "as built" plans and specifications for any Improvements relating to the Property, granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action.  The obligations of Lessee under this paragraph shall survive the expiration or termination of this Lease.

34.

ARTICLE 20.

20.1

Purchase Option. Without limitation of any other obligation Lessee may have to purchase the Property under the terms of this Lease, unless Lessee shall have given notice of its intention to exercise the Remarketing Option and Lessor shall have entered into a binding contract to sell the Property to a third party in accordance with such Remarketing Option, Lessee shall have the option (exercisable by giving Lessor irrevocable written notice (the "Purchase Notice") of Lessee's election to exercise such option) to purchase, or to designate a third party to purchase, the Property on the date specified in such Purchase Notice.  The purchase price shall be equal to the Asset Termination Value on the date of the conveyance (the "Purchase Option Price").  The date specified in the Purchase Notice for the purchase of the Property shall not be less than thirty (30) days following the delivery of the Purchase Notice to Lessor and in any event not later than the Expiration Date.  If Lessee exercises its option to purchase the Property pursuant to this Section 20.1 (the "Purchase Option"), Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Property as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price, in accordance with Section 19.l(a).  Lessee may designate a third party to purchase the Property under the Purchase Option without assigning all of Lessee’s rights hereunder to the third party under Section 25.1 hereof and without the consent of Lessor; provided, however, that notwithstanding any such designation, only Lessee (not the third party) will be entitled to enforce the Purchase Option against Lessor, and Lessee shall remain primarily liable for the payment and performance required of any such third party in connection with the exercise of the Purchase Option.

20.2

Expiration Date Purchase Obligation. Unless (a) Lessee shall have properly exercised the Purchase Option pursuant to Section 20.1 and purchased the Property pursuant thereto, or (b) Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of clauses (a) through (k) of Section 22.1 hereof, Lessee shall purchase from Lessor, and Lessor shall assign to Lessee without recourse, on the Expiration Date of the Term (as such Term may be extended, if Lessee properly exercises the Renewal Option pursuant to Section 21.1) all of Lessor's right, title and interest in the Property (subject to all existing Liens, other than the Mortgage and Lessor Liens) for an amount equal to the Asset Termination Value.  Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay Lessor an amount equal to the Asset Termination Value that was not fully and finally paid by such designee on such Expiration Date.

20.3

Acceleration of Purchase Obligation.  Following any Accelerated Purchase Event (other than an Accelerated Purchase Event which constitutes a Limited Recourse Default) Lessee shall be obligated to purchase Lessor’s interest in the Property for an amount equal to the Asset Termination Value (regardless of any prior election by Lessee to exercise or not exercise its Purchase Option pursuant to Section 20.1) upon any date designated in a notice given by Lessor, which date is not earlier than ten (10) days from the date such notice (also an "Early Termination Date"), demanding that Lessee purchase the Property (or the remaining portion thereof) in accordance with the provisions of Article 19 and this Section 20.3.

35.

20.4

Cash Collateral. Without limiting the rights of Lessee to require the application of Cash Collateral on and subject to the terms and conditions of Section 17.6 above and Section 3 of the Participation Agreement, the parties agree that, to the extent that the Depositary Bank holds any collateral pursuant to the Cash Collateral Agreement under Sections 7.1(b) or 7.1(c) of the Participation Agreement, and if under the Cash Collateral Agreement (or any Attachment thereto or Notice thereunder), the Agent is entitled to withdraw cash collateral under the Cash Collateral Agreement, which is to be applied to any of the Lessee Obligations hereunder or under any of the Operative Documents (whether in connection with the exercise of the Purchase Option, any purchase obligation or the exercise of the Remarketing Option or otherwise) Agent shall at the request of Lessor make demand on the Depository Bank for the immediate delivery of the appropriate sum under the Cash Collateral Agreement.  Such funds will be applied as provided in Section 3 of the Participation Agreement to the Lessee Obligations (with an associated reduction in the Asset Termination Value) and will be allocated as provided in Section 3 of the Participation Agreement.

20.5

Letters of Credit. Without limiting the rights of Lessee to require draws upon any Letter of Credit and the application of such proceeds on and subject to the terms and conditions of Section 17.6 above and Section 3 of the Participation Agreement, the parties agree that, if a Letter of Credit has been established and is outstanding under Sections 7.1(b) or 7.1(c) of the Participation Agreement, and if the conditions set forth in Section 7 of the Participation Agreement for drawing under such Letter of Credit have been met, Agent shall at the request of Lessor draw on such Letter of Credit; and in such event, amounts drawn under the Letter of Credit will be applied as provided in Section 3 of the Participation Agreement to the Lessee Obligations (with an associated reduction in the Asset Termination Value) and will be allocated as provided in Section 3 of the Participation Agreement.

20.6	Partial Purchase Option Exercisable After Subdivision.

(a)

Lessor and Lessee subdivided the Land Interest into two (2) parcels, and Lessee may, in Lessor's name, but at Lessee's sole cost and expense, further subdivide the Land Interest into not more than two (2) additional parcels in one or more transactions (each such parcel, together with any buildings or other improvements, Fixtures and Modifications located on such parcel, a "Subdivided Parcel"), in compliance with all Requirements of Law, provided that (i) no Potential Lease Default has occurred and is continuing, (ii) such subdivision does not, in the good faith judgment of Lessor, materially impair the value, utility or remaining useful life of any Subdivided Parcel, (iii) Lessee's obligations and the interests and Liens of Lessor, the Agent and the Participants arising under this Lease and the other Operative Documents remain in full force and effect and are not diminished or subordinated in any respect as a result of such subdivision, (iv) any new easements or restrictive covenants which will be required to maintain the value of each Subdivided Parcel after the subdivision are in form and scope satisfactory to Lessor, and (v) any obligations of Lessor with respect to such subdivision are paid or performed by Lessee at Lessee's sole cost and expense.  Lessor shall allocate the Asset Termination Value among the Subdivided Parcels in accordance with the methodology set forth on Schedule V to the Participation Agreement, which shall be the purchase price applicable to each Subdivided Parcel under this Section 20.6 (the "Partial Purchase Option Price").

36.

(b)

Lessee shall have the option (exercisable by giving Lessor irrevocable written notice (the "Partial Purchase Notice") of Lessee's election to exercise such option) without terminating this Lease to purchase, or to designate a third party to purchase, any Subdivided Parcel for the Partial Purchase Option Price applicable to such Subdivided Parcel on the date specified in such Partial Purchase Notice, which shall be a Payment Date (the "Partial Purchase Date").  Lessee shall deliver any Partial Purchase Notice to Lessor not less than thirty (30) days prior to the Partial Purchase Date.  If Lessee exercises its option to purchase any Subdivided Parcel pursuant to this Section 20.6 (a "Partial Purchase Option"), so long as no Potential Lease Default has occurred and is continuing, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Subdivided Parcel specified in any Partial Purchase Notice as of the Partial Purchase Date upon receipt of the Partial Purchase Option Price applicable to such Subdivided Parcel and all Rent and other amounts then due and payable under this Lease and any other Operative Document, in accordance with Section 20.6(c).

(c)

Lessee may designate a third party to purchase a Subdivided Parcel under the Partial Purchase Option without assigning all of Lessee’s rights hereunder to the third party under Section 25.1 hereof and without the consent of Lessor; provided, however, that notwithstanding any such designation, only Lessee (not the third party) will be entitled to enforce the Partial Purchase Option against Lessor, and Lessee shall remain primarily liable for the payment and performance required of any such third party in connection with the exercise of the Partial Purchase Option.  Upon payment to Lessor of the Partial Purchase Option Price with respect to any Subdivided Parcel, the Lessee Obligations and the Asset Termination Value shall be reduced by the amount of the Partial Purchase Option Price paid.

(d)

In connection with Lessee's exercise of a Partial Purchase Option with respect to any Subdivided Parcel, upon the applicable Partial Purchase Date and upon tender by Lessee of the amounts set forth in Section 20.6(b), Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense a deed in recordable form, which shall be expressly subject to the Permitted Exceptions (other than Lessor Liens) and to any other then valid and subsisting encumbrances other than the Mortgage or other Lessor Liens.  The deed shall disclaim any and all warranties other than title warranties of Lessor against Lessor Liens, and it shall state that it is intended to convey the rights, titles and interests of Lessor in and to the Subdivided Parcel in its then “AS IS” physical condition.  Lessor and Lessee will also cooperate (at Lessee’s expense) by executing documents in addition to (and not inconsistent with) such deed as reasonably required, and consistent with local custom, in order to allow Lessee or any purchaser designated by it to obtain title insurance at the time of the delivery of such deed.  However, if Lessor tenders a deed consistent with the requirements of the preceding sentence, its rights to receive payments of the amounts set forth in Section 20.6(b) will be independent of its obligation to so cooperate.  Further, if Lessor does deliver any other document with such a deed at Lessee’s request or with Lessee’s knowledge and consent, then Lessee must defend, indemnify and hold harmless Lessor from and against any and all Claims (other than Lessor Liens) arising under such other documents.

37.

ARTICLE 21

21.1	Renewal..

(a)

Subject to the conditions set forth herein, Lessee, at any time after the first anniversary of the Effective Date, shall have the option (the "Renewal Option") by written request (the "Renewal Request") to Lessor, each Participant and the Agent given not later than ninety (90) days prior to the then Expiration Date to renew the Term for a five-year period commencing on the date following the Expiration Date then in effect.  No later than the date (the "Renewal Response Date") which is thirty (30) days after such request has been delivered to each of Lessor, each Participant and the Agent, Lessor will notify Lessee in writing (with a copy to the Agent) whether or not it consents to such Renewal Request (which consent may be granted or denied in its sole discretion and may be conditioned on receipt of such financial information or other documentation as may be specified by Lessor including without limitation a satisfactory appraisal of the Property), provided that if Lessor shall fail to notify Lessee on or prior to the Renewal Response Date, it shall be deemed to have denied such Renewal Request.  The renewal of the Term contemplated by any Renewal Request shall become effective as of the Expiration Date then in effect on or after the Renewal Response Date on which Lessor shall have consented to such Renewal Request; provided that such renewal shall be subject to and conditioned upon the following:

(i)

on both the Expiration Date then in effect and the date of the Renewal Request, (x) no Potential Lease Default, Accelerated Purchase Event, or Lease Event of Default shall have occurred and be continuing, and (y) Lessor and the Agent shall have received a Responsible Officer's Certificate of Lessee as to the matters set forth in clause (x) above,

		(ii)	Lessee shall not have exercised the Remarketing Option, and

		(iii)	the Expiration Date shall not be extended for more than one (1) five-year period pursuant to this Section 21.1.

(b)

The renewal of this Lease shall be on the same terms and conditions as are set forth in this Lease for the original Term, with such modifications thereto, if any, as the parties hereto and to the other Operative Documents may negotiate based upon the current credit information regarding Lessee, interest rates and such other factors as Lessor may consider relevant.

ARTICLE 22

22.1

Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 22.1, Lessee shall have the option (the "Remarketing Option") to market for Lessor and to require Lessor to complete the sale of all, but not less than all, of Lessor's interest in the Property on the date specified by the Lessee, which date shall be after Lessee’s exercise of the Remarketing Option and on or prior to the Expiration Date.  Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as of the dates set forth below:

38.

(a)

Not later than one hundred eighty (180) days prior to the Expiration Date (or such other date as is specified in Section 15.4 of this Lease), Lessee shall give to Lessor written notice of Lessee's exercise of the Remarketing Option.   (Any failure to give such notice shall be deemed an election by Lessee to purchase the Property under Section 20.1.)

(b)

Unless Lessee is exercising the Remarketing Option pursuant to Section 15.4, Lessee shall deliver to Lessor an Environmental Audit of the Property together with its notice of exercise of the Remarketing Option.  Such Environmental Audit shall be prepared by an environmental consultant selected by Lessor in Lessor's reasonable discretion and shall contain conclusions reasonably satisfactory to Lessor as to the environmental status of the Property.  If such Environmental Audit indicates any material exceptions reasonably requiring remedy or further investigation, Lessee shall have also delivered a Phase Two environmental assessment by such environmental consultant prior to the Expiration Date showing the completion of the remedying of such exceptions in compliance with Applicable Law.

(c)

On the date of Lessee's notice to Lessor of Lessee's exercise of the Remarketing Option and all times thereafter on or before the Expiration Date, no Lease Event of Default, Accelerated Purchase Event, or Potential Lease Default (other than a Limited Recourse Default) shall exist.

(d)

Lessee shall have completed in all Material respects all Modifications, restoration and rebuilding of the Property pursuant to Sections 11.1 and 15.1 (as the case may be) and shall have fulfilled in all Material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor receives Lessee's notice of Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within Lessee's control.  Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date.  Lessee shall not have been excused pursuant to Section 13.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the last day of the Term.  Any Liens (other than Lessor Liens) on the Property that were contested by Lessee shall have been removed before the Expiration Date.

(e)

During the Marketing Period, Lessee shall, as nonexclusive agent for Lessor, may attempt to sell Lessor's interest in the Property on or prior to the Expiration Date (without diminishing Lessee's obligation to consummate the sale on the Expiration Date pursuant to any other provision of this Lease) for the highest purchase price Lessee can obtain therefore, which price shall not be less than the Fair Market Sales Value.  Lessee will not be required to incur any out-of-pocket expenses in connection with such efforts except to the extent, if any, Lessor agrees to permit the reimbursement of the same from sales proceeds.  But Lessee shall make the Property available for inspection by prospective purchasers, shall promptly upon request permit inspection of any maintenance records relating to the Property by Lessor, any Participant and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Property to any purchaser.

(f)

Lessee shall submit all bids to Lessor, the Agent and the Participants, and Lessor will have the right to review the same and the right to submit any one or more bids.  All bids shall be on an all-cash basis unless Lessor, the Agent and the Participants shall otherwise agree in their sole discretion.  Lessee shall procure bids from one or more bona fide prospective purchasers and shall deliver to Lessor, the Agent and the Participants not less than ninety (90) days prior to the Expiration Date a binding written unconditional (except as set forth below), irrevocable offer by such purchaser or purchasers offering the highest bid to purchase the Property.  No such purchaser shall be Lessee, or any Subsidiary or Affiliate of Lessee.  The written offer must specify the Expiration Date as the closing date unless Lessor, the Agent and the Participants shall otherwise agree in their sole discretion.

39.

(g)

In connection with any such sale of the Property, Lessee will provide to the purchaser any "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Property as may be negotiated between Lessee and the purchaser.  Lessee shall have obtained all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property and Lessor shall reasonably cooperate, at no expense to Lessor, with Lessee to obtain said items.  As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor other than the absence of Lessor Liens.  Any agreement as to such sale shall be made subject to Lessor's rights under this Section 22.1.

(h)

Lessee shall pay to the Agent at least one (1) Business Day prior to the Expiration Date (or to such other Person as the Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Residual Value Guarantee Amount, plus all Rent and all other amounts under this Lease and the other Operative Documents which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in Section 3.4 hereof.

(i)

If the net selling price of the Property (i.e., the price computed net of all expected prorations, credits, costs and expenses of the sale, whether incurred by Lessor or Agent, including without limitation, the cost of any title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's and the Agent's reasonable attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes) (the “Net Selling Price”) is less than the difference between (A) the Asset Termination Value (computed before any application of any payment of the Residual Value Guarantee Amount) minus (B) the Residual Value Guarantee Amount, then Lessee shall have caused to be delivered to Lessor, the Agent and each Participant the appraisal required by Section 13.2 of the Participation Agreement thirty (30) Business Days prior to the Expiration Date and shall pay to the Agent on or prior to the Expiration Date (or to such other person as the Agent shall notify Lessee in writing) the amounts required to be paid pursuant to Section 13.2 of the Participation Agreement.

(j)

Unless Lessor itself elects not to complete the sale because of an insufficient sales price as provided below, the purchase of the Property shall be consummated on or before the Expiration Date and only following the payment by Lessee pursuant to paragraphs (i) and (j) above and contemporaneously with Lessee's surrender of the Property pursuant to Section 19.1(b), and all proceeds of the sale of the Property shall be paid directly to Lessor for application and distribution as provided in Section 3 of the Participation Agreement.

40.

(k)

Lessee shall not be entitled to exercise or consummate the Remarketing Option if a circumstance that would permit Lessor to require Lessee to repurchase the Property under Section 16.2 exists and is continuing.

If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above, or the Property is not purchased as aforesaid (other than because of an election by Lessor not to complete the sale as provided in the next sentence), then Lessor shall declare by written notice to Lessee the Remarketing Option to be null and void as to the Property, in which event all of Lessee's rights under this Section 22.1 shall immediately terminate and Lessee shall be obligated to purchase all of Lessor's interest in the Property pursuant to Section 20.2 on the Expiration Date.

In the event, but only in the event, Lessee pays the Residual Value Guarantee Amount and otherwise satisfies or claims to have satisfied all of the foregoing conditions, yet the Net Sales Price to be paid for Lessor’s interest in the Property because of Lessee’s exercise of the Remarketing Option will be less than the remaining Asset Termination Value (computed after application of the payment of any Shortfall Amount actually paid and the Residual Value Guarantee Amount pursuant to Section 13 of the Participation Agreement), Lessor may elect to decline to complete the sale of the Property.  In that event, Lessee will assign all rights, titles and interests it has in and to the Property to Lessor, and this Lease will terminate on the Expiration Date without a sale of the Property and without any requirement that Lessor or Agent account to Lessee for Net Sales Proceeds received thereafter.

Notwithstanding the foregoing, neither the exercise by the Lessee of the Remarketing Option, the failure of the Lessee to cause a sale of the Property pursuant to this Article 22, or any other provision of this Article 22, shall waive, modify, or any in manner limit the rights of Lessee to purchase (or causing its Affiliate or other third party to purchase) the Property for the Asset Termination Value pursuant any other express provision hereof; provided, (i) that if Lessee exercises any such purchase right after having exercised the Remarketing Option, Lessee shall bear all costs arising out of or attributable to the cessation of remarketing efforts, including any costs, expenses, damages or liability which may be alleged by any prospective purchaser of the Property, and (ii) the sale to Lessee or its designee occurs prior to the date on which Lessor enters into a binding contract to sell the Property to a third party pursuant to the Remarketing Option.

Except as expressly set forth herein, Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Property.

22.2

Certain Obligations Continue. During the Marketing Period, the obligation of Lessee to pay Rent (including the installment of Basic Rent due on the fifth anniversary of the Effective Date or at the end of a Renewal Term, or on the Expiration Date, as the case may be) shall continue undiminished until the earlier of the sale of the Property pursuant to the Remarketing Option or the termination of this Lease in accordance with the terms hereof.  Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article 22.

41.

22.3

Support Obligations. In the event that this Lease is terminated without purchase of the Property by Lessee (or its designee), Lessee shall provide Lessor, effective on the Expiration Date, with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use and operate the Property for its intended purposes (to the extent such items are transferable or may be obtained by Lessee on behalf of another party), (ii) such easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, repair, access to or maintenance of the Property as Lessor shall request, and (iii) a services agreement covering such services as Lessor may request in order to use and operate the Property for its intended purposes at such rates (not in excess of arm's length fair market rates) as shall be acceptable to Lessor and Lessee.  All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this Section 22.3 shall be in form satisfactory to Lessor and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

ARTICLE 23

23.1

Holding Over.  If Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect and Lessee shall continue to pay Basic Rent at an annual rate equal to 110% of the average rate of Basic Rent payable hereunder during the Term.  Such Basic Rent shall be payable from time to time upon demand by Lessor.  During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property.  Nothing contained in this Article 23 shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee), and nothing contained herein shall be read or construed to relieve Lessee of its obligations to purchase or remarket the Property on the Expiration Date pursuant to Article 20 or Article 22 or as preventing Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Lessor at law or in equity or hereunder.

ARTICLE 24

24.1

Risk of Loss. During the Term the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

42.

ARTICLE 25.

25.1	Subletting and Assignment.

(a)

Lessee may assign with recourse this Lease or any of its rights or obligations hereunder in whole or in part to any Person, in which case Lessee shall guarantee performance of the obligations of such assignee under this Lease by a guaranty in form and substance reasonably acceptable to Lessor and the Required Participants.

(b)

Lessee may, without the consent of Lessor, sublease the Property or portion thereof to any Person, provided, that such sublease (i) shall not materially and adversely affect any of Lessor's interests, rights or remedies under the Lease or Lessor's title to the Property, (ii) shall be made subject to and subordinated to this Lease and to the rights of Lessor hereunder, and shall expressly provide for the surrender of the Property (or portion thereof) if, after a Lease Event of Default has occurred, the Lease is terminated and shall expressly provide for termination at or prior to the earlier of the applicable Expiration Date or other date of termination of this Lease, (iii) shall be assigned to Lessor as collateral for Lessee's obligations under this Lease and the other Operative Documents, and (iv) shall not permit the Property, or portion thereof, to be used for any purpose other than for administration, manufacturing, design research and development and warehouse facilities which are not more burdensome than Lessee's use.

(c)

Except as provided in Section 25.1(b), Lessee shall not sublease the Property or any portion thereof to any Person without the prior written consent of Lessor, which consent shall not be unreasonably withheld so long as no Lease Event of Default has occurred and is continuing.  Further, so long as no Lease Event of Default has occurred and is continuing, within twenty (20) Business Days after Lessee delivers to Lessor notice of a proposed sublease, including a copy of the proposed sublease agreement, Lessor shall either consent to such sublease on the terms specified in such sublease agreement or give notice to Lessee of the reasons for withholding its consent.  If Lessor does consent or if Lessor's consent is not required, and it is requested by Lessee or Lessor, as the case may be, then Lessor, Lessee and the applicable sublessee shall, at Lessee's expense, execute and deliver a subordination, nondisturbance and attornment agreement with respect to any such sublease extending beyond the Expiration Date or other date of termination of this Lease in form reasonably satisfactory to Lessor, Lessee and the sublessee.

(d)

No assignment, sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of Lessee Obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so assigned or sublet.

ARTICLE 26

26.1

Estoppel Certificates. At any time and from time to time upon not less than twenty (20) days' prior request by Lessor or Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party (but not more than four times per year unless required to satisfy the requirements of any sublessees and only to the extent that the required information has been provided to the Certifying Party by the other party) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request.  Any such certificate furnished pursuant to this Article 26 may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

43.

ARTICLE 27

27.1

Right to Inspect. During the Term, Lessee shall upon reasonable notice from Lessor (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), permit Lessor, the Agent and their respective authorized representatives to inspect the Property during normal business hours, provided that such inspections shall not unreasonably interfere with Lessee's business operations at the Property.

27.2

No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term.  To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

ARTICLE 28

28.1

Acceptance of Surrender. No surrender to Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations owed to the Participants under the Participation Agreement or the other Operative Documents and termination of the Participants' Commitments, the Agent, and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

ARTICLE 29

29.1

No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, or (b) the fee estate in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person.

44.

ARTICLE 30

301

Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered (i) personally, (ii) by a nationally recognized overnight courier service, (iii) by mail (by registered or certified mail, return receipt requested, postage prepaid) or (iv) by facsimile, addressed to the respective parties, as follows:

If to Lessee:	Quantum Corporation
501 Sycamore Drive
Milpitas, California 95035

Attention: Mary Springer, Treasurer
Telephone.: (408) 944-4452
Facsimile: (408) 944-6501

with a copy to:	Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Real Estate Department/DSS

If to Lessor:	SELCO Service Corporation
66 South Pearl Street
Albany, NY 12207

Attention: Donald C. Davis, Vice President
Telephone.: (720) 304-1061
Facsimile: (720) 304-1414

If to the Agent::	KeyBank National Association
601 108th Avenue NE, Fifth Floor
Bellevue, WA 98004

Attn: Robert Boswell
Telephone.: (425) 709-4580
Facsimile: (425) 709-4565

 or such additional parties and/or other address as such party may hereafter designate (provided, however, in no event shall either party be obligated to notify, in the aggregate, more than five (5) designees of the other party), and shall be effective upon receipt or refusal thereof.

45.

ARTICLE 31

31.1

Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.  If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.  If any right or option of Lessee provided in this Lease, including any right or option described in Articles 15, 16, 20, 21 or 22, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former president of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

31.2

Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease, any Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Participation Agreement, the Participation Agreement shall control.

31.3	Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

31.4	Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

31.5	Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

31.6

Governing Law. EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATE IS LOCATED.  WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATE IS LOCATED.

46.

31.7

Limitations on Recourse. The parties hereto agree that Lessor shall have no personal liability whatsoever to Lessee or its respective successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in Section 8.1 of the Participation Agreement or (c) for any Taxes based on or measured by any fees, commission or compensation received by it for acting as Lessor as contemplated by the Operative Documents.  It is understood and agreed that, except as provided in the preceding proviso:  (i) Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of Lessor to Lessee are solely nonrecourse obligations except to the extent that it has received payment from others and are enforceable solely against Lessor's interest in the Property; and (iii) all such personal liability of Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by Lessor.  Notwithstanding anything contained herein, the restriction stated in the preceding provisions of this Section 31.7 shall not apply to liability of Lessor arising because of a breach of Lessor's obligation to remove Lessor Liens or failure to disburse proceeds from sale of the Property in accordance with the Operative Documents.

31.8

Original Executed Counterpart. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "Original Executed Counterpart").  To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

31.9

Usury Savings Clause. Nothing continued in this Lease or the other Operative Documents shall be deemed to require the payment of interest or other charges by Lessee or any other Person in excess of the amount which may lawfully be charged under any applicable usury laws.  In the event that Lessor or any other Person shall collect moneys under this Lease or any other Operative Document which are deemed to constitute interest (including, without limitation, the Basic Rent or Supplemental Rent) which would increase the effective interest rate to a rate in excess of that permitted to be charged by Applicable Law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Person to whom such payment was made, be returned to the Person making such payment or credited against other amounts owed by the person making such payment.

47.

31.10

Effect on Original Lease. Lessee and Lessor agree that this Lease and Exhibit A and Appendix I attached hereto shall replace in their entirety, without notation, the Original Lease and Exhibit A and Appendix I attached thereto and the First Amended Lease and Exhibit A and Appendix I attached thereto; provided, however, that with respect to the period prior to the date hereof nothing contained herein shall (i) operate as a waiver of any right, power or remedy of Lessor, the Agent or any Participant under the Original Lease or any other Operative Document or (ii) extinguish or impair any obligations of Lessee under the Original Lease or any other Operative Document except to the extent any such obligation is actually satisfied by Lessee.

31.11

Leasehold Deed of Trust. Lessor hereby consents to the execution and recordation of that certain Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith, executed by Lessee, as Grantor, in favor of KeyBank National Association, as Administrative Agent, as Beneficiary, to the Public Trustee of the County of El Paso ("Leasehold Deed of Trust"), granting a security interest and mortgage or deed of trust or lien on Lessee's interest in the Property to  secure the Lessee obligations to Beneficiary under the under the Loan Documents.  The Leasehold Deed of Trust is junior and subordinate to this Lease.

[SIGNATURE PAGE FOLLOWS]
48.

            IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

SELCO SERVICE CORPORATION, an Ohio corporation, as Lessor By: /s/Lawrence Cooper Name: Lawrence Cooper Title: Assistant Secretary
QUANTUM CORPORATION, a Delaware corporation, as Lessee By: /s/Michael J.Lambert Name: Michael J. Lambert Title: Executive Vice President and CFO

[ATTACH NOTARIAL ACKNOWLEDGMENTS]

49.

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of December 17, 2002.

KEYBANK NATIONAL ASSOCIATION, as Agent

By:  /s/Robert W. Boswell
Name: Robert W. Boswell
Title: Vice President

50.

SCHEDULE 1

TO THE LEASE

Legal Description of the Land Interest

LOTS 1 AND 2, FAIRLANE TECHNOLOGY PARK FILING NO. 4A, COUNTY OF EL PASO, STATE OF COLORADO

1.

EXHIBIT A TO
THE LEASE

LEASE SUPPLEMENT

(Memorandum of Master Lease, Deed of Trust,
Security Agreement and Fixture Filing)

Prepared by and upon recording return to:

Timothy N. Brown, Esq.
Crosby, Heafey, Roach & May
Two Embarcadero, Suite 2000
San Francisco, CA  94111

THIS LEASE SUPPLEMENT (and Memorandum of Master Lease, Deed of Trust, Security Agreement and Fixture Filing) (this "Lease Supplement") dated as of December 17, 2002, between SELCO Service Corporation, an Ohio corporation, solely in its capacity as lessor principal office at 66 South Pearl Street, Albany, New York 12207 (the "Lessor"), and QUANTUM CORPORATION, a Delaware corporation, having a principal office at 501 Sycamore Drive, Milpitas, California 95035 ("Lessee").

WHEREAS, Lessor is the fee owner of the Land Interest described on Schedule 1 hereto and wishes to lease the Land Interest and Improvements thereon or which may thereafter be constructed thereon pursuant to any construction agreement or the Lease to Lessee (the Land Interest and Improvements being collectively called the "Property");

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions; Interpretation. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix 1 to the Master Lease, dated as of December 17, 2002 (the "Lease"), between Lessee and Lessor; and the rules of interpretation set forth in Appendix 1 to the Lease shall apply to this Lease Supplement.

2.

The Property. Attached hereto as Schedule I is the description of a certain Land Interest.  Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the Property shall be subject to the terms and provisions of the Lease. Subject to the terms and conditions of the Lease, Lessor hereby leases to Lessee for the Term (as defined below) of the Lease, Lessor's interest in the Property, and Lessee hereby agrees, expressly for the direct benefit of Lessor, to lease from Lessor for the Term, Lessor's interest in the Property.

1.

3.

Parties and Addresses. The Lease is between Lessor, whose principal office is at 66 South Pearl Street, Albany, New York 12207, and Lessee, whose principal office is 501 Sycamore Drive, Milpitas, California 95305.

4.

Lease Term. The term of this Lease (the "Term") shall begin on December 17, 2002, and shall end on December 17, 2007, unless the Term is renewed or earlier terminated in accordance with the provisions of the Lease. The Lease contains one option period for a five year period, which give Lessee the right, subject to the terms thereof, to extend the term of the Lease.

5.	Ownership of the Property.

(a)

It is the intent of the parties hereto that:  (i) the Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and (ii) for purposes of Federal, state and local income tax, the transaction contemplated hereby and by the Lease is a financing arrangement and preserves ownership in the Property in Lessee.  Nevertheless, Lessee acknowledges and agrees that neither the Agent, Lessor nor any Participant has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. Accordingly, and notwithstanding any provision of this Lease to the contrary, Lessor and Lessee agree and declare that:

(i) the transactions contemplated hereby are intended to have a dual, rather than a single, form; and

(ii)   all references in this Lease to the "lease" of the Property which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of Lessor and Lessee as to the true form of such arrangements.

(b)

Anything to the contrary in the Operative Documents notwithstanding, Lessor and Lessee intend that with respect to the nature of the transactions evidenced by the Lease in the context of the exercise of remedies under the Operative Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Lessor or any Participant or any enforcement or collection actions, as follows:

(i) the transactions evidenced by the Lease are loans made by Lessor and the Participants as unrelated third party lenders to Lessee secured by the Property,

(ii)   the obligations of Lessee under the Lease to pay Basic Rent and Supplemental Rent or Asset Termination Value in connection with any purchase of the Property pursuant to the Lease shall be treated as payments of interest on and principal of, respectively, loans from Lessor and the Participants to Lessee, and

(iii)   the Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Property and the collateral described in the Property to Lessor, the Agent and the Participants to secure the Lessee Obligations.

2.

(c)

Specifically, without limiting the generality of anything contained in this Section 5, Lessor and Lessee further intend and agree that, for purposes of filing federal, state and local returns, reports and other statements relating to income or franchise taxes, or any other taxes imposed upon or measured by income, (i) Lessee shall be entitled to take any deduction, credit, allowance or other reporting position consistent with its status as owner of the Property; and (ii) neither Lessor nor the Participants shall take a position on their respective federal, state and local returns, reports and other statements relating to income or franchise taxes that is inconsistent with Lessee's status as owner of the Property, provided that Lessor and any Participant may take a position that is inconsistent with Lessee's status as owner of the Property if:  (x) there has been a change in law or regulation so requiring as supported by an opinion of counsel reasonably acceptable to Lessee that there is not substantial authority for such a consistent reporting position; or (y) (A) there has been an administrative or judicial holding that Lessee is not the owner of the Property for such tax purposes, (B) Lessee has no right to contest such holding pursuant to Section 13.5 of the Participation Agreement, and (C) Lessee's lack of right to contest is not the result of an Indemnitee's waiver of its right to indemnification pursuant to Section 13.5(f)(iii) of the Participation Agreement or failure of the amount at issue to exceed the minimum amount set forth in Section 13.5(f)(iv)(B) of the Participation Agreement.

6.	Grant of Lien.

(a)

Specifically, without limiting the generality of Section 5, Lessor and Lessee further intend and agree that, for the purpose of securing the payment of the principal sum of Fifty Million Dollars ($50,000,000), together with interest thereon calculated at the rate provided in the Participation Agreement and the other Lessee Obligations, Lessee hereby grants, bargains, mortgages, conveys, sells, assigns and sets over to the Public Trustee of the County of El Paso, as trustee ("Trustee"), and its successors and assigns, for the benefit of Lessor, the Agent and the Participants, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION:

(i)   all right, title and interest of Lessee in and to the Property (including the Land Interest, Improvements, Fixtures, Equipment and Appurtenant Rights) and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Lessee of, in and to the same, including, without limitation, all credits, options, deposits, rights of first offer, rights of first refusal, extension rights and expansion rights relating thereto;

(ii) all right, title and interest of Lessee in and to the Land Interest and Improvements in any way hereafter belonging, relating or appertaining to the Property;

(iii)   all right, title and interest of Lessee in, to and under (i) all books and records, and (ii) all inventory, accounts, cash receipts, deposit accounts, accounts receivable, general intangibles, chattel paper (whether electronic or tangible), notes, drafts, letter of credit rights, supporting obligations, trade names, trademarks and service marks arising from or related or used in connection with the ownership, management, leasing, sale or operation of the Property;

3.

(iv)   all right, title and interest of Lessee in and to (i) all refunds, awards, tax abatements, rebates, reserves, deferred payments, deposits, and payments of any kind payable by an Governmental Authority or any insurance or utility company with respect to the Property, and (ii) all reserves, deferred payments, deposit accounts, refunds, cost savings and payments of any kind with respect to the Property or any part thereof; provided, however, that except during the continuation of any Lease Event of Default, Lessee may collect, apply and retain any of the foregoing in accordance with Section 6(f) below;

(v)   all right, title and interest of Lessee in and to all insurance policies (including title insurance policies) required to be maintained by Lessee pursuant to the Lease for loss of the Property, including the right to collect, receive and disburse to Lessee such proceeds in accordance with the Operative Documents; provided, however, that except during the continuation of any Lease Event of Default, Lessee may collect, apply and retain any of the foregoing in accordance with Section 6(f) below;

(vi)   all awards and other compensation, including the interest payable thereon and the right to collect and receive the same for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other real property right therein; provided, however, that except during the continuation of any Lease Event of Default, Lessee may collect, apply and retain any of the foregoing in accordance with Section 6(f) below;

(vii)   all right, title and interest of Lessee in and to (i) all consents, licenses, building permits, certificates of occupancy and other governmental or quasi-governmental approvals relating to construction, completion, occupancy, use or operation of any of the Improvements or any other part of the Property and (ii) all plans and specifications relating to the ownership or leasing of the Improvements;

(viii)   all right, title and interest in, to and under any leases, subleases or licenses of the Property, any license, concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Property or any part thereof for any purpose, in return for any payment, permit the extraction or taking of any gas, oil, water or other minerals from the Property or any part thereof in return for payment of any fee, rent or royalty, now or hereafter entered into by Lessee (collectively, the "Other Leases"), together with all estate, rights, title, interest, benefits, powers and privileges of Lessee, as lessor, under the Other Leases including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Other Leases (collectively, the "Other Lease Rents") and all estate, right, title and interest of Lessee thereunder, including all cash, securities or letters of credit delivered or deposited thereunder to secure performance by Lessee of its obligations thereunder; provided, however, that except during the continuation of any Lease Event of Default, Lessee may collect, apply and retain any of the foregoing in accordance with Section 6(f) below;

(ix) all proceeds, both cash and non-cash, of the foregoing;
4.

(x)   all of the foregoing property and rights and interests now owned or held or subsequently acquired by Lessee and described in the foregoing clauses (i) through (ix) are collectively referred to as the "Mortgaged Property").  The grant provided hereby shall be deemed a deed of trust, security agreement and fixture filing pursuant to the laws of the State of Colorado governing deeds of trust and security agreements.

(b)

It also is the intention of the parties hereto that this Lease Supplement shall constitute a "Security Agreement" within the meaning of the UCC and grants a security interest in the Mortgaged Property which is subject to the UCC and described herein to Lessor and the Participants.  Lessee and Lessor agree, to the extent permitted by law, that this Lease Supplement upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-102 and 9-502 of the UCC.  Lessee's Federal Tax Identification Number is 94-2665054.

(c)

Notwithstanding any other provision hereof, Lessor shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Lessee or Lessor, unless Lessee shall make an express written election of said remedy under Section 9-620(b) of the UCC, or other Applicable Law.

(d)

Specifically, without limiting the generality of anything contained in Section 7 of the Lease, Lessor and Lessee further intend and agree that (i) the possession by Lessor or any of its agents of notes and such other items of Mortgaged Property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-334 of the UCC; and (ii) for any deposit account within the meaning of Section 9-102 of the UCC, the execution and delivery of an Account Control Agreement by the Depository Bank and Lessee in the form attached to the Participation Agreement, shall perfect a security interest in any such deposit account pursuant to that Section.  Lessor and Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if the Lease were deemed to create a security interest in any item of the Mortgaged Property, such security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the Term.

	(e)	Intentionally Deleted.

(f)

The assignment of the Other Leases and the Other Lease Rents is a present and absolute assignment, not an assignment for security purposes only, and Lessor’s right to the Other Leases and Other Lease Rents is not contingent upon, and may be exercised without possession of, the Property.

(i)   If no Lease Event of Default has occurred and is continuing, Lessee shall have a revocable license to collect and retain the Other Lease Rents as they become due and to collect, retain, use and apply the Mortgaged Property in any manner not expressly prohibited by the Lease.  Upon the occurrence and during the continuance of any Lease Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Other Lease Rents and Mortgaged Property pursuant to Section 17.2.3(f), of the Lease without further notice to Lessee or any other Person and without taking possession of the Property.  All Other Lease Rents collected by Lessee during a Lease Event of Default shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor for so long as a Lease Event of Default shall exist.  Lessee hereby irrevocably authorizes and directs the sublessees under the Other Leases, without any need on their part to inquire as to whether a Lease Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Other Leases or for the performance of any of the sublessees’ undertakings under the Other Leases.  Collection of any Other Lease Rents or Mortgaged Property by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice, but shall be immediately deemed applied by Lessor to pay Lessee Obligations in such order as Lessor shall determine in accordance with the Operative Documents (with the associated reduction in the Asset Termination Value) on the date such sums are received by Lessor.

5.

(ii)   The foregoing irrevocable assignment shall not cause Lessor to be (A) a mortgagee in possession; (B) responsible or liable for (1) the control, care, management or repair of the Property or for performing any of Lessee’s obligations or duties under the Other Leases, (2) any waste committed on the Property by the sublessees under any of the Other Leases or by any other Persons, (3) any dangerous or defective condition of the Property, or (4) any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon Lessor any duty to produce rents or profits.  Lessor, in the absence of gross negligence or willful misconduct on its part, shall not be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Other Leases.

7.

Power of Sale and Foreclosure. Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed or trust or other secured financing, as is the intent of the parties pursuant to Section 5 and subject to the availability of such remedy under Applicable Law, then Lessor and Lessee agree that (i) upon the occurrence of any Lease Event of Default, Lessor, either by judicial action or through Trustee, may institute and maintain an action for foreclosure of the Property, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell the Property at the time and place of sale fixed by Lessor or Trustee in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY LESSEE UNDER THIS INSTRUMENT, and (ii) upon the occurrence of a Lease Event of Default, Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Property or against Lessee on a recourse basis for the Asset Termination Value, or for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Property, or for the collection of the Other Rents as provided in Section 7.2(e) of the Lease or for the enforcement of any other appropriate legal or equitable remedy. (In the event Lessor obtains a judgment against Lessee for the payment in full of Asset Termination Value and Lessee pays the full amount of such judgment, Lessor will promptly thereafter convey its remaining interest in the Property (if any) by the delivery of a deed in the form contemplated in Section 19.1, but such deed will be expressly subject to the rights of any purchaser at any foreclosure sale contemplated by the foregoing provisions.)  The parties hereto intend that, in addition to any other debt or obligation secured by the Lien and security interests granted pursuant to Section 5, such lien and security interests shall secure unpaid balances of Rent and Supplemental Rent and, if and to the extent expressly provided in the documents evidencing the extension of credit, to other extensions of credit made by Lessor to Lessee after this Lease is delivered to the appropriate recording offices of Colorado, whether made pursuant to an obligation of Lessee or otherwise, and such Rent and Supplemental Rent shall be secured to the same extent as if such future payment obligations of Rent and Supplemental Rent were on account of obligatory advances to be made under a construction loan; provided such Lessee Obligations secured hereby at any one time shall not exceed the maximum principal sum permitted by the laws of Colorado.  The Net Foreclosure Proceeds of any sale of the Mortgaged Property or any portion thereof pursuant to this Subsection shall be applied to the Lessee Obligations (with an associated reduction in the Asset Termination Value) as of the date of the foreclosure sale.  Lessor shall disburse such proceeds in accordance with Section 13.19 of the Participation Agreement.

6.

8.

UCC Remedies. Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed or trust or other secured financing, as is the intent of the parties pursuant to Section 5, and subject to the availability of such remedy under Applicable Law, if a Lease Event of Default shall occur, then in addition to having any other right or remedy available at law or in equity, Lessor shall have the option of either (i) proceeding under the UCC and exercising such rights and remedies as may be provided to a "Secured Party" by the UCC to sell all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property in accordance with the UCC) as part of and in conjunction with any foreclosure of the Mortgaged Property, or (ii) treating such property the same as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Lessor's rights, powers and remedies with respect to the real property (in which event the default provisions of the UCC shall not apply except to the extent, if any, required by Applicable Law).  If Lessor shall elect to proceed under the UCC, then ten (10) days' notice of sale delivered to Lessee in accordance with the Lease shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Lessor shall include, but not be limited to, attorneys' fees and legal expenses.  At Lessor's request, Lessee shall assemble the personal property and make it available to Lessor at a place designated by Lessor which is reasonably convenient to both parties.  The net proceeds of any sale of the Mortgaged Property pursuant to the foregoing minus any reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Lessor, shall be applied against the Lessee Obligations (with an associated reduction in the Asset Termination Value) as of the date of the sale.

9.

Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, any foreclosure remedies.  In no event shall Lessor, in the exercise of the remedies provided in this Lease Supplement (including, without limitation, the appointment of a receiver and the entry of such receiver or Lessor on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Lessor shall not in any way be made liable to Lessee for any act, either of commission or omission, in connection with the exercise of such remedies.

7.

10.

Lessor's Right to Cure Breaches by Lessee. Lessor, without waiving or releasing any obligation, Potential Lease Default, Accelerated Purchase Event or Lease Event of Default, may (but shall be under no obligation to) remedy any breach of the Lease by Lessee for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by Article 14 of the Lease, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee.  All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Default Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand, as Supplemental Rent.

11.

Duty of Lessor. In the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed or trust or other secured financing, as is the intent of the parties pursuant to Section 5, Lessor's sole duty with respect to the custody, safekeeping and physical preservation of any Mortgaged Property in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lessor deals with similar property for its own account.  Neither Lessor, any Participant nor any of their respective directors, officers, employees or beneficiaries shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Lessee or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof.

12.

Powers of Lessor. Lessor may, without affecting the personal liability of any person for payment of any indebtedness or performance of any Lessee Obligations secured hereby and without liability therefor and without notice:  (a) release, or direct the Trustee to release, all or any part of the Mortgaged Property; (b) consent to the making of any map or plat thereof; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Lease Supplement.

13.

Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Lease Supplement are coupled with an interest and are irrevocable until this Lease Supplement is terminated and the lien created hereby is released.

8.

14.

Trustee. In the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing, as is the intent of the parties pursuant to Section 5, the powers and authorities of the Trustee, and of any successor Trustee, shall be governed by the terms of the Lease and the statutes of Colorado relating to Public Trustees which may be in effect from time to time.  The Trustee named herein or any successor trustee shall be clothed with the full power to act in accordance with the Operative Documents when action herein shall be required by the Lease and to execute (i) any conveyance of the Mortgaged Property upon or following a foreclosure sale and (ii) any reconveyance or release of the Mortgaged Property from the lien and security interests granted by Lessee pursuant to Section 5 upon full satisfaction of the Lessee Obligations secured by such lien and security interests.  In the event that the substitution of the Trustee shall become necessary for any reason, the substitution of one trustee in the place of the Trustee herein named in accordance with the Operative Documents shall be sufficient.  The necessity of the Trustee herein named, or any successor in trust, making oath or giving bond is expressly waived.

The Trustee or any one acting in his stead, shall have, in his discretion, authority to employ all proper agents and attorneys in the execution of this Lease Supplement and/or in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Trust properly, should any be realized; and if no sale be made, then Lessee hereby undertakes and agrees to pay the cost of such services rendered to said Trustee.

15.

Filing of Financing Statements. Pursuant to Section 9-509 of the UCC, Lessee authorizes Lessor to file financing statements with respect to the Mortgaged Property without the signature of Lessee in such form and in such filing offices as Lessor reasonably determines appropriate to perfect the security interests of Lessor under this Lease Supplement.  A carbon, photographic or other reproduction of this Lease Supplement shall be sufficient as a financing statement for filing in any jurisdiction.

16.

Purchase Option. Articles 15 through 22 of the Lease contains various purchase options and marketing rights, which may be exercised by Lessee during the various periods specified in the Lease, subject to the terms and conditions set forth therein.

17.	Priority.

(a)

THIS LEASE IS SUPERIOR TO A DEED OF TRUST DATED AS OF DECEMBER 17, 2002, IN FAVOR OF KEYBANK NATIONAL ASSOCIATION, AS AGENT (THE "AGENT"), UNDER THE PARTICIPATION AGREEMENT, DATED AS OF DECEMBER 17, 2002 (THE "PARTICIPATION AGREEMENT"), AMONG SELCO SERVICES CORPORATION, AS LESSOR (THE "LESSOR"), AGENT AND THE PARTICIPANTS.

(b)

THIS LEASE IS SUPERIOR TO A LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING DATED AS OF DECEMBER 17, 2002, IN FAVOR OF KEYBANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT (THE "ADMINISTRATIVE AGENT"), UNDER THE CREDIT AGREEMENT, DATED AS OF DECEMBER 17, 2002 (THE "PARTICIPATION AGREEMENT"), AMONG LESSEE, THE ADMINISTRATIVE AGENT AND THE OTHER FINANCIAL INSTITUTIONS LISTED AS PARTIES THERETO.

9.

(c)

NOTICE IS HEREBY GIVEN THAT NEITHER LESSOR, ANY PARTICIPANT NOR THE AGENT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

18.

Lessee's Waiver of Rights. Except as otherwise set forth herein to the fullest extent permitted by law, Lessee waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process.  Except as otherwise set forth herein, to the full extent Lessee may do so, Lessee agrees that Lessee will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter, in force providing for any appraisement, valuation, stay, exemption, extension or redemption, reinstatement or requiring foreclosure of this Lease Supplement before exercising any other remedy granted hereunder and Lessee, for Lessee and its successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, reinstatement, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

19.

Multiple Security. If (a) the Mortgaged Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Lease Supplement, Lessor shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the obligations upon other property, in the State in which the Mortgaged Property is located or (whether or not such property is owned by Lessee or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Lessor may, in its sole discretion, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Lessee Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which the Property is located. Lessee acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Lessor to extend the Lessee Obligations and Lessee expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based an the grounds of forum non convenes which it may now or hereafter have.  Lessee further agrees that if Lessor shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Lessee Obligations, or if Lessor shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Mortgaged Property is located, Lessor may commence or continue foreclosure proceedings and exercise its other remedies granted in the Lease and this Lease Supplement against all or any part of the Mortgaged Property, and Lessee waives any objections to the commencement or continuation of a foreclosure of Lessee's right, title and interest in the Mortgaged Property in accordance with the Operative Documents or exercise of any other remedies hereunder in accordance with the Operative Documents based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Lease Supplement or such other proceedings on such basis in the county where the Property is located.  Neither the commencement nor continuation of proceedings to foreclose this Lease Supplement nor the exercise of any other rights hereunder nor the recovery of any judgment by Lessor in any such proceedings shall prejudice, limit or preclude Lessor's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other Mortgaged Property (either in or outside the State in which the Mortgaged Property is located) which directly or indirectly secures the Lessee Obligations, and Lessee expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Lease Supplement, and Lessee also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Lease Supplement in the county where the Property is located on such basis.

10.

20.

Partial Release; Full Release. Lessor may release, in accordance with the Operative Documents, for such consideration or none, as it may require, any portion of the Mortgaged Property without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien, security interest, and priority herein provided for Lessor compared to any other lien holder or secured party.  Further, upon full satisfaction of all Lessee Obligations which are secured by this Lease Supplement, Lessor shall execute and deliver to Lessee such documents and instruments as may be required to release the lien and security interest created by this Lease Supplement.

21.

Certain Rights of Lessor. Except as provided in the Operative Documents, Lessor, with the express written consent of Lessee, may at any time or from time to time renew or extend this Lease Supplement, or alter or modify the same in any way, or Lessor may waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Lessee Obligations secured hereby as Lessor may determine without the consent of any other person and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien hereof on any part of the Mortgaged Property.

22.	Ratification. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.

23.

Original Executed Counterpart. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (the "Original Executed Counterpart").  To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the UCC as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

11.

24.

GOVERNING LAW. EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, THE LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE THEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE ESTATE IS LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THE LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE ESTATE IS LOCATED.

25.

Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

12.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

SELCO SERVICE CORPORATION, an Ohio corporation, as Lessor By: /s/Lawrence Cooper Name: Lawrence Cooper Title: Assistant Secretary
QUANTUM CORPORATION, a Delaware corporation, as Lessee By: /s/Michael J.Lambert Name: Michael J. Lambert Title: Executive Vice President and CFO

  [ATTACH NOTARIAL ACKNOWLEDGMENTS]

13.

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of December 17, 2002.

KEYBANK NATIONAL ASSOCIATION, as Agent

By:  /s/Robert W. Boswell
Name: Robert W. Boswell
Title: Vice President

14.

SCHEDULE I TO THE

LEASE SUPPLEMENT

Property Description

LOTS 1 AND 2, FAIRLANE TECHNOLOGY PARK FILING NO. 4A, COUNTY OF EL PASO, STATE OF COLORADO

1.

Prepared by and upon recording return to:

Timothy N. Brown, Esq.
Crosby, Heafey, Roach & May, PC
Two Embarcadero Center, Suite 2000
San Francisco, California 94111

MASTER LEASE,
DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

dated as of December 17, 2002,

SELCO SERVICE CORPORATION,

as Lessor

and

QUANTUM CORPORATION,

as Lessee

Specialty Storage Product Group Facilities

This Lease has been executed in counterparts.  To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

THIS LEASE IS INTENDED TO CONSTITUTE AN OPERATING LEASE FOR FINANCIAL ACCOUNTING PURPOSES, BUT IS NOT INTENDED TO CONSTITUTE A TRUE LEASE FOR INCOME TAX PURPOSES.  SEE ARTICLE 7.

THIS LEASE IS SUPERIOR TO A DEED OF TRUST DATED AS OF DECEMBER 17, 2002, IN FAVOR OF KEYBANK NATIONAL ASSOCIATION, AS AGENT (THE "AGENT"), UNDER THE PARTICIPATION AGREEMENT, DATED AS OF DECEMBER 17, 2002 (THE "PARTICIPATION AGREEMENT"), AMONG LESSEE, SELCO SERVICE CORPORATION, AS LESSOR (THE "LESSOR"), THE AGENT AND THE PARTICIPANTS THEREIN IDENTIFIED.

1.

APPENDICES

Schedule 1    Legal Description of Land Interest

EXHIBITS

Exhibit A       Form of Lease Supplement

SCHEDULE

Appendix 1   Definition and Interpretation